UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

Select Energy Services, Inc.
1233 West Loop South, Suite 1400
Houston, Texas 77027
Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2021 Annual Meeting of Stockholders of Select Energy Services, Inc. (the “Annual Meeting”) to be held on May 7, 2021, at 12:00 p.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027.
The following Notice of Annual Meeting describes the business to be conducted at the 2021 Annual Meeting of Stockholders. We encourage you to review the materials and vote your shares.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU CAST YOUR VOTE
“FOR” PROPOSALS 1, 2, AND 3, AS DESCRIBED IN THE PROXY STATEMENT.
The Board has fixed the close of business on March 9, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof. Attendance is limited to stockholders of the Company, their proxy holders, and our guests. Stockholders holding stock in brokerage accounts must bring a legal proxy or other evidence of share ownership as of March 9, 2021 to be admitted to the meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented and voted at the meeting by submitting your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by mail by using the traditional proxy/voting instruction card that was included. Instructions for these convenient ways to vote are set forth on both the Notice of Internet Availability of Proxy Materials and the proxy/voting instruction card.
We intend to hold our Annual Meeting in person. However, we are continuing to monitor the impacts of COVID-19. In the event we believe it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the Investors section of our website at https://investors.selectenergyservices.com for updated information. If we decide to hold the Annual Meeting partially or solely by means of remote communication, it is currently our intent to resume in-person meetings with our 2022 Annual Meeting and thereafter, assuming normal circumstances. If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. If you are planning to attend our meeting, please check the website one week prior to the meeting date. To ensure your vote is counted, we encourage you to vote your shares prior to the Annual Meeting.
Thank you for your continued support of Select Energy Services, Inc.
Sincerely,
John Schmitz
Chairman of the Board, President and
Chief Executive Officer
VOTING YOUR SHARES IS IMPORTANT.
PLEASE SUBMIT YOUR PROXY/VOTING INSTRUCTION OVER THE INTERNET OR BY TELEPHONE.
YOU CAN ALSO COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY/VOTING
INSTRUCTION CARD IF YOU RECEIVED PROXY MATERIALS BY MAIL.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2021
NOTICE IS HEREBY GIVEN that the Board of Directors (our “Board”) of Select Energy Services, Inc., a Delaware corporation (“Select Energy Services” or the “Company”) has called the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, which will be held on May 7, 2021 at 12:00 p.m., local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027, to consider the following proposals:
1.
To elect the director nominees named in this Proxy Statement to our Board;

2.
To ratify the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2021;

3.
To approve, by a non-binding vote, the compensation of our named executive officers as reported in the accompanying Proxy Statement; and

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement more fully describes these matters. We have not received notice of any other matter that may be properly presented at the Annual Meeting.
Only holders of common stock of record at the close of business on March 9, 2021, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. For security purposes, you may be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. Packages, boxes, handbags, briefcases, and other items are subject to inspection.
Your vote is important. Please submit your proxy/voting instruction over the Internet or by telephone by following the instructions on your Notice of Internet Availability of Proxy Materials about how to view the proxy materials. If you received your proxy materials by mail, you may submit your proxy/voting instruction over the Internet or by telephone or by completing, signing, dating, and promptly mailing your proxy/voting instruction card that was included. If you attend the Annual Meeting, you may vote in person.
By Order of the Board of Directors,
Adam R. Law
Senior Vice President, General Counsel and
Corporate Secretary
This Proxy Statement is dated March 24, 2021 and is being furnished or mailed with the proxy card beginning on or about
March 26, 2021.
IMPORTANT NOTICE
Voting your shares is important. If you do not expect to attend the Annual Meeting of Stockholders or if you plan to attend but wish to vote by proxy, please submit your proxy/voting instruction over the Internet or by telephone. If you received your proxy materials by mail, you may also submit your proxy/voting instruction by completing, signing, dating, and promptly mailing the proxy/voting instruction card that was included and for which a postage-paid return envelope was provided.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2021
This Proxy Statement is furnished to stockholders of Select Energy Services for use at its Annual Meeting of Stockholders to be held at 12:00 p.m., local time, on May 7, 2021, at 1233 West Loop South, Suite 600, Houston, Texas 77027, or at any postponements or adjournments of the meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being furnished or sent to stockholders is March 26, 2021.

i

Proxy Statement
For
2021 Annual Meeting of Stockholders
To be held on May 7, 2021

The Board of Directors (our “Board”) of Select Energy Services, Inc. (which we refer to as “Select Energy Services,” “Select Energy,” the “Company,” “we,” “our” or “us”) is furnishing this Proxy Statement to you over the Internet or delivering this Proxy Statement to you by mail in connection with the solicitation of proxies by our Board and the solicitation of voting instructions, in each case for use at the 2021 Annual Meeting of Stockholders to be held on May 7, 2021, and at any adjournments or postponements thereof.
On or about March 26, 2021, we will commence mailing the Notice of Internet Availability of Proxy Materials to most of our stockholders, and we also will commence mailing to some of our stockholders, and make available electronically over the Internet to all of our stockholders: (1) the Notice of 2021 Annual Meeting of Stockholders and this Proxy Statement; and (2) our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2020 and our audited financial statements. If you receive your proxy materials by mail, a proxy/voting instruction card will be included.
SUMMARY INFORMATION ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	May 7, 2021, 12:00 p.m. local time
Location:	1233 West Loop South, Suite 600, Houston, Texas 77027
Record Date:	March 9, 2021
Voting Methods:
Internet	Telephone	Mail	In Person

Visit www.proxyvote.com
Available until 11:59 p.m.
Eastern time on May 6, 2021.
You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Call 1-800-690-6903
Available until 11:59 p.m.
Eastern time on May 6, 2021.
You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.
		Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.	If you plan to attend to vote in person, you will need to present at the meeting evidence of your share ownership and a valid, government-issued photo identification.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy. This document is a proxy statement. It is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. We encourage you to read this Proxy Statement carefully.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
The rules of the U.S. Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. All stockholders receiving the Notice of Internet Availability of Proxy Materials will have the ability to access our proxy materials over the Internet and, if desired, to request to receive a paper copy of our proxy materials by mail. Instructions on how to access our proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may elect to receive future proxy materials electronically on an ongoing basis.
Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
We are providing paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials to our stockholders who have previously requested to receive paper copies of our proxy materials. In addition, we are providing notice of the availability of our proxy materials by e-mail to our stockholders who have previously elected to receive proxy materials electronically. Those stockholders should have received an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website.
How can I access the proxy materials over the Internet?
Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions on how to (1) view our proxy materials for the 2021 Annual Meeting of Stockholders over the Internet and (2) elect to receive future proxy materials electronically by e-mail. Our proxy materials also are available on our website at https://investors.selectenergyservices.com.
Electing to receive future proxy materials electronically will help us conserve natural resources and reduce the cost of delivering our proxy materials. If you elect to receive future proxy materials electronically, you will receive an e-mail containing instructions and links to the website where our proxy materials are available and to the proxy voting website. Your election to receive proxy materials electronically by e-mail will remain in effect until you terminate it.
How may I obtain a paper copy of the proxy materials?
If you receive a Notice of Internet Availability of Proxy Materials by mail, you will find instructions about how to obtain a paper copy of our proxy materials on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you will find instructions about how to obtain a paper copy of our proxy materials included in that e-mail. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials or an e-mail regarding the availability of our proxy materials will receive a paper copy of our annual report, proxy statement and proxy card by mail.
What is a record date and who is entitled to vote at the meeting?
A record date is the date, as of the close of business on which, stockholders of record are entitled to notice of and to vote at a meeting of stockholders. The record date for the 2021 Annual Meeting is March 9, 2021 and was established by our Board as required under the laws of Delaware, our state of incorporation. Thus, owners of record of shares of Select Energy Services’ Class A common stock and Class B common stock (collectively, the “common stock”) as of the close of business on March 9, 2021 are entitled to receive notice of and to vote at the 2021 Annual Meeting and at any adjournments or postponements thereof.
How many shares can be voted and what is a quorum?
You are entitled to one vote for each share of Select Energy Services’ common stock that you owned as of the close of business on March 9, 2021, and you may vote all of those shares. Only our common stock has voting rights. On the record date, there were

104,126,494 shares of our common stock outstanding and entitled to vote at the 2021 Annual Meeting and approximately 140 holders of record and approximately 3,900 beneficial owners holding shares in “street name.”
A quorum is the minimum number of shares that must be represented in person or by proxy for us to conduct the 2021 Annual Meeting. The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2021 Annual Meeting, or 52,063,248 shares of our common stock based on the record date of March 9, 2021, will constitute a quorum to hold the 2021 Annual Meeting. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2021 Annual Meeting and counted toward the quorum.
What different methods can I use to vote my shares?
You have a choice of voting your shares:
• Over the Internet	• By mail
• By telephone	• In person at the Annual Meeting
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important that you follow the instructions that apply to your situation.
If you vote your shares over the Internet or by telephone,
you should not return a proxy/voting instruction card.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Stockholder of Record.   If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name.   If your shares are held in an account at a broker, bank, broker-dealer, custodian, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the “vote instruction form” that organization has provided to you to vote or attend the Annual Meeting.
How do I vote my shares if I am a “stockholder of record” (shares registered in my name)?
Voting over the Internet.   Voting over the Internet is easy, fast, and available 24 hours a day. If you receive a Notice of Internet Availability of Proxy Materials by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive notice of the availability of our proxy materials by e-mail, you may submit your proxy/voting instruction over the Internet by following the instructions included in that e-mail. If you receive a proxy/voting instruction card by mail, you may submit your proxy/voting instruction over the Internet by following the instructions on the proxy/voting instruction card. You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by telephone.   Voting by telephone also is easy, fast, and available 24 hours a day. If you live in the United States or Canada, you may vote by telephone by calling toll-free 1-800-690-6903. If you receive a Notice of Internet Availability of Proxy Materials by mail, you must have the control number that appears on the notice when voting. If you receive notice of the availability of our proxy materials by e-mail, you must have the control number included in that e-mail when voting. If you receive a proxy/voting instruction card by mail, you must have the control number that appears on the proxy/voting instruction card when voting. You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
Voting by mail.   You can save us expense by voting over the Internet or by telephone. Alternatively, if you received a proxy/voting instruction card by mail, you may vote by mail by completing, signing, dating, and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.

Voting in person at the meeting.   If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to present at the Annual Meeting evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport.
How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?
Voting over the Internet, by telephone or by mail.   If your shares are registered or held in the name of your broker, bank, or other nominee (“street name”), you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the method specified by your broker, bank, or other nominee. In addition to voting by mail, most brokerage firms and banks participate in Internet or telephone voting programs. These programs provide eligible “street name” stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose brokerage firms or banks participate in these programs.
Voting in person at the meeting.   If your shares are registered or held in the name of your broker, bank, or other nominee and you plan to attend the Annual Meeting to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy, or legal proxy, and bring it with you to the Annual Meeting, together with a valid, government-issued photo identification, such as a driver’s license or passport, and your account statement or other evidence of your share ownership.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone or, if you are a stockholder of record, by attending the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by sending a written notice of revocation prior to the Annual Meeting to the attention of the Company’s Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
Please note, however, that if your shares of record are held by a broker, bank, broker-dealer, custodian, or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such organization.
What happens if I do not indicate how to vote my proxy?
If you sign your proxy card without providing further instructions, your shares will be voted:
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“FOR” the election of the director nominees named in this Proxy Statement to hold office until our 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

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“FOR” the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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“FOR” the approval, by a non-binding vote, of the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
How will my shares be voted if I do not provide instructions to my broker?
It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank, or other nominee does not have discretion under New York Stock Exchange (“NYSE”) rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, non-voted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum. Under NYSE rules, brokers, banks, and other nominees have discretionary voting power to vote without receiving voting instructions from the beneficial owner on “routine” matters, but not on “non-routine” matters. Under NYSE rules as currently in effect, “routine” matters include, among other things, ratification of the appointment of an independent registered public accounting firm. The proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2021 is the only proposal set forth in this Proxy Statement that is considered “routine” under NYSE rules. This means that if you hold your shares through a broker, bank, or other nominee, and you do not provide voting instructions by the 10th day before the Annual Meeting, your broker, bank, or other nominee has the discretion to vote your shares on the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year

2021. Under NYSE rules, the proposal to elect the nominees for director named in this Proxy Statement and the proposal to approve, by a non-binding vote, the compensation of our named executive officers, as disclosed in this Proxy Statement, are not “routine” and your broker, bank, or other nominee will not have the discretion to vote your shares on these proposals.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?
If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, you own shares of Select Energy Services’ common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Broadridge Corporate Issuer Solutions, Inc., which may be reached by telephone at 1-720-378-5591, by email at shareholder@broadridge.com or over the Internet at https://www.shareholder.broadridge.com.
How does the Board recommend that I vote my shares?
A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not provide any voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:
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Proposal 1 — FOR the election of the director nominees named in this Proxy Statement to hold office until our 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

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Proposal 2 — FOR the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

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Proposal 3 — FOR the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this Proxy Statement.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. At the date of this Proxy Statement, the Board knows of no matters, other than those stated immediately above, to be presented for consideration at the Annual Meeting.
Who may vote during the Annual Meeting?
Stockholders who owned shares of the Company’s common stock as of the close of business on March 9, 2021 are entitled to vote during the Annual Meeting. As of the Record Date, there were 104,126,494 shares of our common stock issued and outstanding.
How many votes must be present to hold the Annual Meeting?
Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting and vote during the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on one proposal or all three proposals), or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton LLP to serve as our independent registered public accounting firm. On March 9, 2021, there were 104,126,494 shares of the Company’s common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 52,063,248 shares of common stock must be present or represented at the beginning of the Annual Meeting to constitute a quorum.
How many votes do I have?
Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”
What is the proxy card?
The proxy card enables you to appoint John D. Schmitz, the Company’s Chairman of the Board, President and Chief Executive Officer, and Adam R. Law, the Company’s Senior Vice President, General Counsel and Corporate Secretary, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Schmitz and

Law to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date to ensure your vote is counted in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.
Is my vote kept confidential?
To the extent possible, proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
Who will tabulate and oversee the vote?
Representatives of Broadridge Corporate Issuer Solutions, Inc. will tabulate and oversee the vote.
Do I need an admission ticket to attend the Annual Meeting?
All stockholders are welcome to attend the Annual Meeting. Because seating is limited, admission will be on a first-come, first-served basis. No ticket is required for admission to the Annual Meeting. You will be required to present evidence of your share ownership and a valid, government-issued photo identification, such as a driver’s license or passport, to gain admission to the Annual Meeting. Additionally, for security purposes, packages, boxes, handbags, briefcases, and other items are subject to inspection.
Where can I find the voting results of the Annual Meeting?
We intend to announce the preliminary voting results at the Annual Meeting and to disclose detailed, final voting results in a Current Report on Form 8-K, which we will file with the SEC and make available on the Investors section of our website at https://investors.selectenergyservices.com/sec-filings within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).
Who can help answer my questions?
Stockholders who have questions about the proposals described in this Proxy Statement, how to execute your vote, or need assistance in completing or submitting their proxy cards should contact Adam R. Law, Select’s Senior Vice President, General Counsel and Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
ANNUAL MEETING INFORMATION
Date, Time, Place and Purpose of the Annual Meeting
The Annual Meeting will be held on May 7, 2021, at 12:00 p.m. local time, at 1233 West Loop South, Suite 600, Houston, Texas 77027. You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in this Proxy Statement:
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Proposal 1 — the election of the director nominees named in this Proxy Statement to hold office until our 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•
Proposal 2 — the ratification of the appointment, by the Audit Committee of the Board, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•
Proposal 3 — the approval, by a non-binding vote, of the compensation of our named executive officers as reported in this Proxy Statement.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
We intend to hold our Annual Meeting in person. However, we are continuing to monitor the impacts of COVID-19. In the event we believe it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor the Investors section of our website at https://investors.selectenergyservices.com for updated information. If we decide to hold the Annual Meeting partially or solely by means of remote communication, it is currently our intent to resume in-person meetings with our 2022 Annual Meeting and thereafter, assuming normal circumstances. If the Annual

Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the rescheduled meeting. You may change or revoke your proxy until it is voted. To ensure your vote is counted, we encourage you to vote your shares prior to the Annual Meeting.
It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held partially or solely by means of remote communication.
Matters be decided at the meeting
At the date of this Proxy Statement, our Board was not aware of any business to be acted upon or matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement and does not intend to bring before the Annual Meeting any matter other than the proposals described in this Proxy Statement.
The proxy card accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. If other matters do properly come before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies will be voted by the proxy holders in accordance with the recommendations of our Board.
Attendance at the Annual Meeting
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You will need proof of ownership and valid government-issued picture identification to enter the Annual Meeting.

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If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Select Energy Services common stock, as of March 9, 2021, to be admitted to the Annual Meeting.

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If you have any questions about attending the Annual Meeting, you may contact Adam R. Law, Select’s Senior Vice President, General Counsel and Corporate Secretary, at 713-235-9500 or by sending a letter to Mr. Law at the offices of the Company at 1233 West Loop South, Suite 1400, Houston, Texas 77027.

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Packages, boxes, handbags, briefcases, and other items are subject to inspection at the Annual Meeting.

Solicitation of Proxies
We will pay for the cost of preparing, assembling, printing, and mailing this Proxy Statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting. Some banks and brokers have customers who beneficially own common stock listed of record in the names of nominees. We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we anticipate making such solicitation directly. The solicitation of proxies may be supplemented by telephone, telegram and personal solicitation by officers, directors, and other employees of the Company, but no additional compensation will be paid to such individuals.
MISCELLANEOUS MATTERS
Annual Report on Form 10-K — Our Annual Report on Form 10-K for our fiscal year ended December 31, 2020 has been filed with the SEC and is available on the Investors section of our website at https://investors.selectenergyservices.com/sec-filings or on the SEC’s website at https://www.sec.gov/. We will gladly furnish to any stockholder, without charge, a copy of our most recent Annual Report on Form 10-K (including the financial statements and schedules thereto) upon written request from the stockholder addressed to: ir@selectenergyservices.com or by writing to our Investor Relations Department at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027.
Stockholder List — A list of our stockholders of record as of the record date of March 9, 2021 will be available for examination for any purpose germane to the 2021 Annual Meeting of Stockholders during normal business hours at Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027, at least 10 calendar days prior to, and at, the 2021 Annual Meeting of Stockholders.
Principal Offices — Our principal executive offices are located at 1233 West Loop South, Suite 1400, Houston, Texas 77027. Our telephone number is 713-235-9500.

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board currently consists of eight directors. Ms. Ladhani separated from the Company on January 3, 2021 and no longer serves on the Board. Additionally, on March 22, 2021, director Keith O. Rattie notified the Board of his decision not to stand for reelection and announced his retirement from the Board effective as of the date of the Annual Meeting. Mr. Rattie’s decision not to stand for reelection was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices. Our bylaws provide that the number of directors will be determined by the Board, and the number of directors is currently set at nine. We do not intend to fill the vacant seats at the Annual Meeting. Thus, the Board will consist of seven directors and there will be two vacant seats on our Board following the Annual Meeting. At the recommendation of the Nominating and Governance Committee, the Board has nominated John D. Schmitz, David C. Baldwin, Richard A. Burnett, Robert V. Delaney, Troy W. Thacker, David A. Trice, and Douglas J. Wall for election as directors to serve until our 2022 Annual Meeting or until their successors are elected and qualified.
To be elected as a director, the nominees must receive a plurality of the votes cast present in person or represented by proxy at the Annual Meeting. The Board recommends a vote “FOR” each nominee. All such nominees named above have indicated a willingness to serve as directors but should any of them decline or be unable to serve, proxies may be voted for another person nominated as a substitute by the Board. There are no family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage, or adoption.
The following information is furnished with respect to each of the nominees of the Board, including information regarding their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the Nominating and Governance Committee and the Board to determine that the nominees should serve as our directors.
Biographical information for each nominee is contained in the “Board of Directors’ Nominees” section below.
Vote Required
The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the election of directors. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board recommends that stockholders vote FOR the proposal to elect each of the nominees.
BOARD OF DIRECTORS’ NOMINEES
The following table provides summary information about each of the director nominees standing for election to the Board for a one-year term expiring on the date of our 2022 Annual Meeting. The nominees for director, each of whom has consented to serve, if elected, are as follows:
Name	Age	Position
John D. Schmitz	60	Chairman of the Board, President and Chief Executive Officer
Robert V. Delaney	63	Director
David C. Baldwin	58	Director
Douglas J. Wall	68	Director
Richard A. Burnett	47	Director
Troy W. Thacker	48	Director
David A. Trice	72	Director
John D. Schmitz — Chairman of the Board, President, and Chief Executive Officer.   Mr. Schmitz was appointed President and Chief Executive Officer on January 3, 2021, and has served as Chairman of the Board since December 31, 2019. Mr. Schmitz previously served as our Executive Chairman from November 2017 until December 31, 2019. Prior to the Company’s combination with Rockwater Energy Solutions, Inc. (“Rockwater”) in November 2017(the “Rockwater Merger”), Mr. Schmitz served as our Chief Executive Officer and Chairman since November 2016 and served as the Chief Executive Officer and Chairman of SES Holdings since we were originally founded as Peak Oilfield Services, LLC and began operations in 2007. After Mr. Schmitz founded our predecessor, he led the transformation of our assets and operations through a series of strategic acquisitions designed to enhance the Company’s total water solutions offerings. Prior to founding us and our predecessors, Mr. Schmitz served as the North Texas Division Manager for Complete Production Services, Inc. (“Complete”) (formerly NYSE: CPX) before its sale to Superior Energy Services, Inc. (NYSE: SPN) in February 2012). Mr. Schmitz’s involvement with Complete originated when his initial oilfield services holding company, BSI Holdings, Inc., was recapitalized by SCF Partners, L.P. (“SCF Partners”) in 2003 and was rebranded underneath the Complete Energy Services, Inc. umbrella. Mr. Schmitz founded Brammer Supply, Inc., the predecessor to BSI Holdings, Inc., in 1983 and spent the 20 years thereafter growing the Company, both organically and through acquisitions, into an integrated wellsite service provider with over 16 locations in North and East Texas, Oklahoma and Louisiana. Mr. Schmitz was also responsible for the founding and subsequent recapitalization of Allied Production Solutions, LP, a production surface tank equipment manufacturer, which ultimately merged into Forum Energy Technologies, Inc. (“Forum”) (NYSE: FET) in August 2010. Mr. Schmitz currently serves as Chairman of Silver Creek Exploration.
Mr. Schmitz is the founder and President of: (i) B-29 Family Holdings, LLC, the family office representing the business interests of John and Steve Schmitz, (ii) B-29 Investments, LP, the private equity arm of Mr. Schmitz’s family office, and (iii) Sunray Capital, LP, a subsidiary of B-29 Investments, LP that contains privately held interests in various oil and gas investments. Through Mr. Schmitz’s oversight of these investment holding companies, he has been instrumental in the successful closing of numerous upstream and midstream transactions including the sales of property packages across the Barnett, Eagle Ford, and Fayetteville basins to EOG Resources, Chesapeake Energy, and XTO Energy, respectively, and the sale of Cimarron Gathering, LP, a natural gas pipeline company, to Copano Energy, LLC (formerly NASDAQ: CPNO). Mr. Schmitz has served on the Board of Forum since September 2010 and serves on the board of multiple private oil and gas companies.
As of January 1, 2020, Mr. Schmitz became the chief executive officer of Endurance Lift Holdings, LLC, which is the holding company for Bell Supply Company, LLC and Endurance Lift Solutions, LLC. Bell Supply Company is a retailer and distributor of parts and supplies for the oil and gas industry. Endurance Lift Solutions focuses on a variety of different types of artificial lift offerings.
As our founder, Mr. Schmitz is a main driving force behind our success to date. Mr. Schmitz has successfully grown our company through his vision, leadership skills and business judgment, and for this reason we believe Mr. Schmitz is an asset to our board and is the appropriate person to serve as our Chairman of the Board.
Robert V. Delaney — Independent Director.   Mr. Delaney became a member of our Board in November 2016 and serves as the chairman of our Compensation Committee. Prior to our incorporation, Mr. Delaney served on the board of SES Holdings beginning in May 2010. Mr. Delaney is a partner at Crestview Partners and serves as the head of its energy strategy. Prior to joining Crestview Partners in 2007, Mr. Delaney was a partner at Goldman Sachs & Co., where he served in a variety of leadership positions including head of the corporate private equity business in Asia, head of the Leveraged Finance Group and co-head of the Structured Finance Group, which provided project financing for the energy, power, and infrastructure sectors. Mr. Delaney received an M.B.A. from Harvard Business School. He received an M.S. in accounting from NYU Stern School of Business, and an A.B. from Hamilton College.
Mr. Delaney’s extensive transactional and investment banking experience, his experience as a private equity investor and his experience with our business enable Mr. Delaney to provide valuable insight regarding complex financial and strategic issues in our industry and make him well-qualified to serve on our Board.
David C. Baldwin — Independent Director.   Mr. Baldwin has served as a member of our Board since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Baldwin served as a member of the Rockwater board of directors since its formation in June 2011. He is currently the Co-President of SCF Partners, Inc. and prior to that served as Managing Director since 1998 and in various other positions since 1991 and is responsible for overseeing U.S.-based investments and creating investment platforms around emerging energy trends. Mr. Baldwin began his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners, a global venture capital firm and early investor of SCF Partners, Inc. Mr. Baldwin received his M.B.A. from the University of Texas, as well as a B.S. in Petroleum Engineering. He currently serves on the board of directors of Nine Energy Service, Inc. (NYSE: NINE). Additionally, he is a Trustee of The Center, The Center Foundation and The Baylor College of Medicine.
We believe Mr. Baldwin’s experience as a private equity investor and his experience with our business and industry brings valuable experience and insight to our Board.
Douglas J. Wall — Independent Director.   Mr. Wall rejoined our Board in November 2016, having previously served on the board of SES Holdings from January 2012 through December 2014. Mr. Wall formerly served as President and Chief Executive Officer of Patterson-UTI Energy, Inc. from October 2007 through September 2012, after joining the Company as Chief Operating

Officer in April 2007. He joined Patterson-UTI Energy, Inc. after a 16 -year career with Baker Hughes, Inc., most recently as Group President, Completions & Production. In that role he was responsible for the operations of Baker Oil Tools, Inc., Baker Petrolite Corporation, and Centrilift, Inc., as well as the company’s production optimization efforts. From 2003 to 2005, Mr. Wall was President of Baker Oil Tools, Inc., and from 1997 to 2003, he was President of Hughes Christensen Company. From 1991 to 1997, he was President and Chief Executive Officer of Western Rock Bit Company Ltd., then Hughes Tool Company’s distributor in Canada. Prior to joining Baker Hughes, Inc. and its predecessors, Mr. Wall held a variety of senior executive positions with oilfield service companies in Canada. He began his career in the drilling industry in 1978 with ATCO Drilling (previously Thomson Drilling) and later spent 10 years with Adeco Drilling & Engineering Company Ltd., an affiliate of Parker Drilling Company.
Since May 2014, Mr. Wall has served on the board of directors of Fugro N.V., a Dutch-based company involved in the geotechnical, survey, subsea and seismic business. Additionally, from August 2016 through April 2017, Mr. Wall served on the board of directors of Seventy Seven Energy Inc., an Oklahoma-based oilfield services company providing drilling, pressure pumping, oilfield rental tools and other services to U.S. onshore exploration and production companies. Mr. Wall received a B.A. in Economics from the University of Calgary and an M.B.A. in Finance and Marketing from the University of Alberta.
We believe Mr. Wall’s extensive experience as a public energy company executive and his service on multiple public company boards brings valuable experience and insight to our Board.
Richard A. Burnett — Independent Director.   Mr. Burnett joined our Board in November 2016 and serves as the chairman of our Audit Committee. Mr. Burnett is currently the President and Chief Executive Officer of Silver Creek Exploration, a privately held company focused on direct investments in non-operated working interests and royalties. Previously, he served in the same roles at Silver Creek Oil & Gas, LLC, beginning in November 2019. Mr. Burnett was previously the Chief Financial Officer of Covey Park Energy, a private exploration and production company sponsored by Denham Capital, from June 2017 to October 2019. Prior to joining Covey Park, Mr. Burnett served as Chief Financial Officer of Double Eagle Energy Holdings II, a U.S. onshore exploration and production partnership with Apollo Natural Resource Partners from August 2016 until its sale to Parsley Energy, Inc. during the first half of 2018. Prior to Double Eagle Energy Holdings II, Mr. Burnett served as Vice President, Chief Financial Officer and Chief Accounting Officer at EXCO Resources, Inc., a publicly-traded U.S. onshore exploration and production company, from November 2013 through August 2016.
From 2002 to November 2013, Mr. Burnett was at KPMG LLP, an international accounting firm, serving as a Partner beginning 2007. Starting in June 2012, Mr. Burnett served as the Partner in charge of the Energy Audit Practice within the Dallas/Ft. Worth Business Unit. Prior to joining KPMG LLP in 2002, Mr. Burnett spent time at Arthur Andersen LLP and Marine Drilling Companies, Inc. Mr. Burnett is a Certified Public Accountant in the State of Texas. Mr. Burnett received a B.B.A. in Accounting from Texas Tech University.
Mr. Burnett brings extensive business and financial expertise to our board from his two decades of financial management, accounting and public company expertise in the oil and gas and accounting industries. For these reasons we believe he is well-qualified to serve on our Board.
Troy W. Thacker — Independent Director.   Mr. Thacker joined our Board in May 2020. Mr. Thacker is currently the Managing Partner at Ara Partners, a private equity firm specializing in industrial decarbonization investments he co-founded in 2017. Prior to founding Ara Partners, he served as the President and Chief Executive Officer of Total Safety, Inc. from 2014 to 2017. From 2010 to 2013 Mr. Thacker served as the President and Chief Executive Officer of R360 Environmental Solutions, Inc. Prior to his time at R360 Environmental Solutions, Inc., Mr. Thacker was a founding partner of Paine & Partners, LLC from 2006 to 2010. Mr. Thacker has also held positions at Fox, Paine & Company from 2001 to 2006, and SCF Partners, Inc. from 1997 to 1998. Mr. Thacker sits on the Council of Overseers of Jones Business School at Rice University and serves as a director of the Hermann Park Conservancy. Mr. Thacker received his B.S. in Chemical Engineering from Rice University and his M.B.A. from Harvard Business School.
We believe Mr. Thacker’s extensive financial and executive experience across the energy industry brings valuable experience and insight to our Board and make him well-qualified to serve on our Board.
David A. Trice — Independent Director.   Mr. Trice has served as a member of our Board since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Trice served as a member of the Rockwater board of directors since July 2012. He served as the Chief Executive Officer of Newfield Exploration Co. (“Newfield”) from 2000 until his retirement in 2009, and as the President of Newfield from 1999 to 2007 and again from 2007 to 2009. He also served as Chairman of the Board of Newfield from 2004 until 2010. From 1999 to 2000, he served as Chief Operating Officer of Newfield and as its Vice President of Finance and International from 1997 to 1999. Prior to rejoining Newfield, Mr. Trice served as President, Chief Executive Officer and as a director of Huffco Group, Inc. from 1991 to 1997. He was one of the original founders of Newfield and served as its Vice President,

Chief Financial Officer and as a director from 1989 to 1991. Prior to that, he served as an officer for several companies owned by Roy M. Huffington, Inc. after beginning his career as an attorney in private practice in Atlanta. Mr. Trice received a B.A. in Managerial Science from Duke University and graduated from Columbia Law School in 1973. He is a former Chairman at the American Exploration & Production Council and America’s Natural Gas Alliance. He serves on the board of directors of New Jersey Resources Corp. and previously served on the boards of McDermott International Inc. and QEP Resources, Inc.
Mr. Trice brings extensive business and financial expertise to our board from his public company expertise in the oil and gas industry. For these reasons we believe he is well-qualified to serve on our Board.
EXECUTIVE OFFICERS
The following persons are the executive officers of the Company.
Name	Age	Position
John D. Schmitz	60	Chairman of the Board, President and Chief Executive Officer
Nicholas L. Swyka	41	Chief Financial Officer and Senior Vice President
Adam R. Law	38	Senior Vice President, General Counsel and Corporate Secretary
Michael C. Skarke	39	Executive Vice President, Corporate Development, Sales, and Operational Support
Paul L. Pistono	52	Executive Vice President, Oilfield Chemicals
Cody J. Ortowski	44	Executive Vice President, Business Strategy
Nicholas L. Swyka — Chief Financial Officer and Senior Vice President.   Mr. Swyka has served as our Chief Financial Officer and Senior Vice President since May 2018. Prior to joining the Company, he served as Director of Investor Relations and Corporate Development at Nabors Industries (“Nabors”) (NYSE: NBR) from 2015 to 2018. Prior to Nabors, Mr. Swyka served as Director of Corporate Planning at Pacific Drilling from 2011 until 2015. Prior to that, he worked as a consultant with McKinsey & Company from 2008 to 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry. Mr. Swyka received his B.S. in International Political Economy from the Georgetown University School of Foreign Service and an M.B.A. from the University of Texas at Austin. Prior to pursuing his M.B.A., he worked on Capitol Hill with the United States House of Representatives.
Adam R. Law — Senior Vice President, General Counsel and Corporate Secretary.   Mr. Law has served as our Senior Vice President, General Counsel and Corporate Secretary since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Law served as our Vice President, General Counsel and Corporate Secretary since February 2017. Prior to joining the Company, Mr. Law worked as an Associate at Vinson & Elkins L.L.P. from July 2011 to February 2017. From September 2008 to June 2011, Mr. Law worked as an Associate at Baker & Hostetler LLP. While at both Vinson & Elkins L.L.P. and Baker & Hostetler LLP, Mr. Law’s practice focused on mergers and acquisitions, capital markets transactions and corporate governance, primarily focused on the oil and gas industry. Mr. Law received both a B.B.A. in Finance and a J.D. from the University of Texas at Austin.
Michael C. Skarke — Executive Vice President, Corporate Development, Sales, and Operational Support.   Mr. Skarke has served as our Executive Vice President, Corporate Development, Sales, and Operational Support since April 2020, and previously served as our Executive Vice President, Water Infrastructure since March 2019 and the Executive Vice President, Water Solutions beginning with the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Skarke served in various positions for the Company since June 2009, including Vice President of Water Solutions from 2013 to 2017 and Treasurer from 2012 to 2013. Prior to joining the Company, Mr. Skarke was an Assistant Vice President for Amegy Bank from June 2005 to June 2009, where he focused on debt financing solutions for public and private oilfield service companies. Mr. Skarke received a B.S. in Finance from the University of Texas at Austin.
Paul L. Pistono — Executive Vice President, Oilfield Chemicals.   Mr. Pistono has served as our Executive Vice President, Oilfield Chemicals since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Pistono served as the Senior Vice President, Chemical Technologies since September 2016 for Rockwater. From September 2012 until September 2016, Mr. Pistono served as Senior Vice President, Sales & Marketing for Rockwater. Prior to joining Rockwater, he spent more than ten years at Waste Management, Inc. (“Waste Management”), where he served in a variety of sales, marketing, and pricing roles of increasing responsibility, including as Vice President, Public Sector Solutions and Vice President, Sales & Marketing of Waste Management’s Western Group. Mr. Pistono has led the sales, marketing, and pricing strategy for business segments generating over $3.5 billion in annual revenue and led sales teams of over 250 people. Prior to joining Waste Management, he held sales and marketing roles with other companies in the waste and environmental services industry. Mr. Pistono obtained his B.S. in Marketing from the University of Wyoming.
Cody J. Ortowski — Executive Vice President, Business Strategy.   Mr. Ortowski has served as Executive Vice President, Business Strategy since the Rockwater Merger in November 2017. Prior to the Rockwater Merger, Mr. Ortowski served as our President since we were incorporated in November 2016 and as President of SES Holdings since September 2014. He joined SES Holdings’ predecessor in 2007, serving as the Vice President of Operations and was promoted to Executive Vice President and Chief Operating Officer in 2011. He joined the Company in connection with our acquisition of Impact Energy Services, LLC (“Impact”), a water transfer company he co-founded in 2004. Prior to founding Impact, Mr. Ortowski worked for 14 years for Pumpco Energy Services, Inc. (“Pumpco”), a stimulation and cementing company headquartered in Gainesville, Texas, where he served as Vice President of Stimulation Services. While serving as Vice President of Stimulation Services, Mr. Ortowski was instrumental in growing Pumpco’s operations throughout the Barnett Shale of North Texas and expanding into other U.S. markets. Mr. Ortowski received a B.B.A. in Financial Management from Abilene Christian University.
CORPORATE GOVERNANCE MATTERS
Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (the “Code of Business Conduct and Ethics”) that applies to all directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us; and to promote compliance with all applicable rules and regulations that apply to us and our officers. Any waiver of this code may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. The Code of Business Conduct and Ethics is available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergyservices.com.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines (“Corporate Governance Guidelines”) in accordance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines are available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergyservices.com.
Board Composition
The number of members of our Board will be determined from time-to-time by resolution of our Board. Currently, the number of directors comprising our Board is set at nine, although we currently have eight directors and, following the Annual Meeting, will have seven directors, leaving two vacancies on the Board. The Board is in the process of reviewing candidates to fill these vacancies, and we do not intend to fill the vacant seats at the Annual Meeting. Thus, there will be two vacant seats on our Board following the Annual Meeting. Our Board consists of a single class of directors, each serving one-year terms.
Director Independence
As a public company, we are subject to various requirements of Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. Generally, these rules require that a specified number or percentage of directors serving on the board and certain committees meet applicable standards of independence. Our Board may increase the number of directorships to ensure that our Board includes the requisite number of independent directors pursuant to Sarbanes-Oxley and rules of the NYSE.
In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, diversity, skills, and expertise that are likely to enhance the board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board to fulfill their duties. Our Board has determined that, with the exception of Mr. Schmitz, all of our director nominees are independent under the independence standards of the NYSE. In making this determination, the Board affirmatively determined that each independent director has no material relationship with the Company.
Leadership Structure of the Board
The amended and restated bylaws of the Company (the “Bylaws”) and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Effective January 2021, Mr. Schmitz serves as our President, Chief Executive Officer, and Chairman of the Board. He facilitates communications between members of the Board and works with management in the preparation of the agenda for each Board meeting. All of our directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.
The Board has concluded that our current leadership structure is appropriate at this time and will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. By meeting in executive sessions on a regular basis, the independent directors have the opportunity to identify and evaluate issues facing the Company, engaging in a frank and candid dialogue without management being present.
In May 2020, the Nominating and Governance Committee, in connection with its review of the efficacy of the Board’s leadership structure, determined to recommend to the Board that it re-designate Mr. Delaney as the Company’s independent lead director (the “Lead Director”). The Board adopted the recommendation of the Nominating and Governance Committee at its May 2020 meeting. Mr. Delaney has served as Lead Director of the Board since December 2017. As Lead Director, Mr. Delaney is responsible for preparing an agenda for the meetings of the independent directors in executive session and for providing the independent directors’ guidance and feedback to our management team.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole. The Board is responsible for monitoring and assessing strategic risk exposure, and the Audit Committee assists the Board in fulfilling its oversight responsibilities by overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions.
Committees of the Board of Directors
We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee of our Board and may have such other committees as our Board shall determine from time to time. Each of the standing committees of our Board have the composition and responsibilities described below.
Each of these committees has a charter, which, along with our Financial Code of Ethics and Corporate Code of Business Conduct and Ethics are available in the Investors section under the “Corporate Governance” tab on our website https://investors.selectenergyservices.com and stockholders may obtain printed copies, free of charge, by sending a written request to Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027; Attn: Corporate Secretary. Information contained on or available through our website is not part of or incorporated by reference into this Proxy Statement or any other report we may file with the SEC.
Audit Committee.   We have a standing Audit Committee consisting of Messrs. Burnett, Rattie, Thacker, and Trice, with Mr. Burnett serving as chairman. Mr. Rattie will not be standing for reelection and is retiring from the Board, effective as of the date of the Annual Meeting, and therefore will no longer be a member of the Audit Committee or the Board. The Audit Committee assists the board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Additional information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergyservices.com.
Our Board has affirmatively determined that each of Messrs. Burnett, Rattie, Thacker, and Trice meets the definition of “independent director” for purposes of the applicable stock exchange rules and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our board has also determined that each of Messrs. Burnett, Rattie, Thacker, and Trice qualify as an “audit committee financial expert” as defined by SEC rules. Each of Messrs. Burnett, Rattie, Thacker, and Trice have been determined by our Board to be financially literate and to have accounting or related financial management expertise. For more information about the responsibilities of the Audit Committee, please see “Report of the Audit Committee of the Board of Directors.”
Compensation Committee.   We have a standing Compensation Committee consisting of Messrs. Delaney, Baldwin, and Wall, with Mr. Delaney serving as chairman. Our Board has affirmatively determined that each of Messrs. Delaney, Baldwin and Wall meets the definition of “independent director” in accordance with NYSE listing standards, including the heightened independence requirements applicable to Compensation Committee members. Each of Messrs. Delaney, Baldwin and Wall qualifies as a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.
Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergyservices.com, include among other duties, the responsibility to:
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periodically review the compensation, employee benefit plans and benefits paid to, or provided for, executive officers of the Company;

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approve the annual salaries, annual performance-based compensation, including cash incentives and share-based awards paid to the Company’s executive officers;

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periodically review and recommend to the full Board total compensation for each non-employee director for services as a member of our Board and its committees; and

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exercise oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of our Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine. The Compensation Committee will consult with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.
The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO, or executive officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. For more information, please see “Compensation Discussion and Analysis.”
Nominating and Governance Committee.   We have a standing Nominating and Governance Committee consisting of Messrs. Rattie, Wall, and Baldwin, with Mr. Rattie serving as chairman. Mr. Rattie will not be standing for reelection and is retiring from the Board, effective as of the date of the Annual Meeting, and therefore will no longer be a member of the Nominating and Governance Committee or the Board. Our Board has affirmatively determined that each of Messrs. Rattie, Wall, and Baldwin meets the definition of “independent director” in accordance with NYSE listing standards.
The Nominating and Governance Committee assists our Board in identifying, evaluating, and recommending potential qualified nominees to serve as members of our Board, recommending committee members and structure, and advising our Board about corporate governance processes and practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the “Corporate Governance” and “Identification of Director Candidates” sections included herein and in the “Nominating and Governance Committee Charter” that is posted in the Investors section under the “Corporate Governance” tab on the Company’s website at https://investors.selectenergyservices.com.
Identification of Director Candidates
It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on our Board that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. oilfield services company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on our Board for a sustained period. The Board and the Nominating and Governance Committee are also committed to providing investors with disclosure concerning the backgrounds, skills, and qualifications of our directors. We have found that the diversity and strength of our directors’ professional and leadership experience allows for open and robust dialog and enhances the Board’s decision-making ability.
The Board and the Nominating and Governance Committee have reflected in the charter of the Nominating and Governance Committee our commitment to consider diversity in professional experience, skills, and background; diversity in race and gender; and the optimal enhancement of the current mix of talent and experience on the Board when considering individual director candidates and future opportunities for strengthening our Board’s composition. In that regard, the Nominating and Governance Committee endeavors to achieve an overall variety and mix of diversity in such areas among our directors over time. The Nominating and Governance Committee believes the current members of the Board reflect diverse experience in the oil and gas industry and accounting and investment analysis fields, among other areas, as well as demonstrated leadership experience. The Nominating and Governance Committee will continue to seek opportunities to enhance this diversity and does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship, or any other legally protected status.
In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee. The search firm will also assist the Nominating and Governance Committee to identify candidates reflecting diversity in race, gender, and specialized experience.
Submission of Stockholder Proposals for the 2022 Annual Meeting
For any proposal to be considered for inclusion in our Proxy Statement and proxy card for submission to the stockholders at our 2022 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals are due 120 calendar days before the anniversary of the date we release our proxy materials for the prior year, which means such proposals must be received by the Company at its office at 1233 West Loop South, Suite 1400, Houston, Texas 77027, no later than November 26, 2021; however, if we hold our 2022 Annual Meeting of Stockholders more than 30 days before or after the anniversary of this year’s meeting, such proposals will be due within a “reasonable time” before we begin to print and send the proxy materials for our 2022 Annual Meeting of Stockholders.
In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the date for the preceding year’s annual meeting of stockholders; provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Accordingly, for our 2022 Annual Meeting, assuming the meeting is held on or about May 7, 2022, and if we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 6, 2022, and no earlier than the close of business on January 7, 2022. Nominations and proposals also must satisfy other requirements set forth in our Bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
During 2020, the Board met eight times, the Audit Committee met five times, the Compensation Committee met three times, and the Nominating and Governance Committee met three times. Each of our directors attended at least 75% of the Board and applicable committee meetings on which that director served during year 2020. We encourage all of our directors and nominees for director to attend the Annual Meeting; however, attendance is not mandatory. All of our directors attended the 2020 Annual Meeting, and all of the director nominees are expected to attend the 2021 Annual Meeting.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 1233 West Loop South, Suite 1400, Houston, Texas 77027. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “WTTR Stockholder — Board Communication” or “WTTR Stockholder — Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Corporate Secretary may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of Messrs. Delaney, Baldwin, and Wall. Our Chairman, President and Chief Executive Officer, John Schmitz, and Mr. Delaney sit on the board of directors of Silver Creek Exploration, an entity for which one of our directors, Mr. Burnett, serves as President and Chief Executive Officer. None of our other executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No other member of our Board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company. For additional information, please see “Certain Relationships and Related Party Transactions — Historical Transactions with Related Parties.”
SUSTAINABILITY AND CORPORATE RESPONSIBILITY
We are committed to developing a corporate strategy that supports the long-term viability of our business model in a manner that focuses on our people, our customers, the environment, and the communities in which we operate. We believe this focus will help our customers achieve their short-term and long-term environmental, social and governance (“ESG”) goals, help us attract and retain top talent, and further our efforts to generate stockholder returns. We believe our commitment to foster a culture of corporate responsibility is an important part of being a company with operations spanning the contiguous United States. Further, we believe being a good corporate steward is strategic to our growth in the oil and gas industry and will better allow us to develop solutions that both address the needs of our customers and contribute to sustainable business practices. We have identified the following four priorities as part of our comprehensive corporate responsibility initiative: Environmental Consciousness; Health and Safety; Human Capital Management; and Community Outreach. As a service company, we compete with other service providers based on various factors, including safety and operational performance, technological innovation, process efficiencies and reputational awareness. We believe there is a strong link between these corporate responsibility initiatives and our ability to provide value in our industry.
Environmental Consciousness
We are one of the few large public oilfield services companies whose primary focus is on the management of water and water logistics in the oil and gas development industry. Accordingly, the importance of responsibly managing water resources through our operations and recycling efforts to help conserve water and protect the environment is paramount to our continued success. We view our unique position as an opportunity to transform water management by leveraging our oilfield chemicals business to develop produced water management solutions that increase our customers’ ability to reuse this produced water and add value to their operations. As for management of water logistics, our Company was founded with a focus on water transfer through temporary and permanent pipeline, which substantially reduces the industry’s use of traditional trucking services for water transfer operations, thereby significantly reducing emissions generated by semi-trucks moving water and reducing the level of truck traffic on the roads, in the areas in which we operate. We estimate that we eliminate over 3,800 truckloads of water during a single well completion job using our temporary and permanent pipeline. We estimate that in 2020 alone, Select reduced CO2 emissions by more than 48,000 metric tons by eliminating 1.6 million truck loads off the roads. We also work diligently to implement “green” initiatives when possible that reduce our environmental footprint.
Separate from our water solutions business, our oilfield chemicals business utilizes environmentally-conscious chemistry when possible, such as using non-detectable solvents, replacing nonylphenol ethoxylates with alcohol ethoxylates, and replacing crude oil-derived raw materials with cleaner, natural gas derived materials. The chemistries we have developed allow for extended use of produced water and the reuse of produced water without the need for extensive reconditioning measures. As discussed below, we have made significant changes in our operations to improve our water management and chemical solutions to support environmental protection, and while we are proud of what we have accomplished, we are constantly striving to improve in these areas. We regularly interact with local, state, and federal governments in order to promote compliance with applicable laws, and we aim to develop partnerships with officials to enhance the responsible use of natural resources as oil and gas development matures.

Environmental Highlights
Responsible Water Management and Conservation.   We believe water is a valuable resource and understand that the oil and gas industry is competing for this resource. As a company, we continue to provide access to water as demanded by our customers and have significantly increased our focus on the recycling and reuse of produced water, as well as industrial water sources, to meet the industry’s water demand and align our operations with the goals of our customers. By doing so, we strive to both reduce the amount of produced water being reinjected into saltwater disposal wells and to reduce the industry usage of fresh water.
In 2020, we estimate that we recycled over 25 million barrels of produced water and treated and conditioned over 115 million barrels of water prior to use in the hydraulic fracturing process. This compares to almost six million barrels of produced water recycled and over 80 million barrels of water treated and conditioned in 2019. Further, we estimate that over 40% of our water transfer jobs in the Permian Basin executed during 2020 transported produced water for our customers. We believe produced water reuse and recycling will satisfy a significant portion of the water demand in our industry in the coming years, and we have supplemented our capabilities and solutions accordingly.
Ventless Flowback Operations.   In 2020, our Flowback and Well Testing team began to utilize a specialized and reengineered design of the ventless flowback operation that allows for increased capacity. This ventless flowback solution achieves increased flow rates of up to 500 barrels per hour (BPH), improves operational efficiencies, and addresses regulatory emission guidelines. Using this solution, all produced gas is captured and either sold, repurposed, or destructed, substantially reducing emissions into the atmosphere. Select’s ventless flowback solution enables operators to achieve higher production rates while maintaining strict adherence to environmental and safety standards.
Significantly Reducing Trucking Requirements.   Our Company was developed with a focus on water transfer through temporary and permanent pipeline, which substantially reduces the industry’s use of traditional trucking services for water transfer operations. An average well in the Permian Basin may use as much as 500,000 barrels of water when being completed, which is the equivalent of over 4,100 120bbl truckloads of water. Over the course of a single three-mile water transfer job, our services eliminate approximately 3,800 trucks that would travel approximately 22,800 miles using approximately 4,000 gallons of diesel fuel and the related emissions.
Over the course of 2020, we were working on an average of 30 water transfer jobs per day. Additionally, we have over 650 miles of permanent pipeline infrastructure, which has the capacity to move almost 1.4 million barrels of water per day, potentially eliminating over 11,500 120bbl trucks per day from our roads. We believe our water transfer operations are more efficient than traditional trucking transfer services, and believe they not only greatly reduce emissions but also reduce environmental dangers that coincide with more trucks on the road in the communities in which we operate.
Automation through WaterOne.   Automation services are a growing focus of our Company. WaterOne is our full suite of automated water transfer and treatment solutions, which are capable of being monitored and adjusted in real time without the need for employees to physically drive to the job location. Automation creates additional efficiencies for water services equipment, burning less fuel than non-automated equipment and responding more quickly to any threatened risk or actual release of fluids. This response not only helps to mitigate the results of any release, it also can reduce the likelihood of certain releases of water by reading tank levels and automatically responding when certain thresholds are met. WaterOne is more cost efficient than non-automated systems and reduces the manpower required by our operations. Further, utilizing automation in our chemical treatment solutions allows us to implement these same efficiency and emission reduction efforts across other areas of our operations. Our ability to provide fully automated solutions reduces costs to our customers, increases our efficiencies, enhances the safety of our employees, and reduces the likelihood of releasing contaminated fluids into the environment. The following chart shows the reduction in total recordable incident rates (“TRIR”) for the past five years as the use of automated solutions has increased:

Air Emissions Management.   With a large workforce constantly on the move, we pay close attention to reducing emissions relating to our operations. Over the course of recent years, we have:
•
implemented alerts to reduce the number of vehicles idling in our everyday operations,

•
reduced the use of red dye diesel to low sulfur, which burns cleaner, and

•
replaced several vehicles with semi-permanent trailers that reduce the need for additional trucks traveling to and idling on a job, and cool more efficiently for employee use while in the field.

We also have a team of engineers whose primary focus is to maximize the efficiency of our water transfer operations, considering elevation changes, water volume requirements, flow rates, and similar factors, which helps us to have the right equipment on a job without needlessly generating additional emissions from transporting unnecessary equipment.
Air Quality Compliance Program.   We are required by various governmental agencies to obtain certain permits, licenses, and certificates with respect to our operations. These laws and regulations include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and similar laws that provide for responses to, and liability for, releases of hazardous substances into the environment. As part of our air emissions management program, we have recently implemented our Clean Air Act Compliance Program, which we believe will ensure (1) vehicles in our fleet are operating properly and in conformity with environmental emissions requirements, (2) employees are trained in compliance with Clean Air Act requirements and understand the implications that violations of the Clean Air Act have on the environment, and (3) employees who report potential environmental misconduct are protected from retaliation. We are firmly committed to reducing emissions intensity in various aspects of our operations.
Health and Safety
We emphasize the safety of our employees and the execution of our operations, including rigorous safety training for our employees and the development of a variety of safety programs designed to make us a market leader in safety standards. We believe this is one of the key tenants of a successful ESG strategy. Our employees are the reason we believe we are a leader in the water management and chemical solutions businesses, and their safety and well-being is a top priority. We continuously strive to develop and maintain systems to safeguard people, property, and the environment. Our employees are trained in current worksite safety procedures as well as how to work safely with certified, properly maintained equipment. We take pride in the initiatives and programs we implement and the improvements we have seen from such efforts. These efforts are instrumental in fostering strong and lasting relationships with our customers and attracting and retaining talented personnel. Our health, safety and environmental (“HSE”) group supports our efforts to minimize incidents and improve our safety incident rates by identifying and implementing critical controls, developing standardized procedures, and delivering technical training and communications across the workforce.
Health and Safety Highlights
Learning Management System.   The Select Learning Management System (the “LMS”) enhances our employee operating and safety training. The LMS has several applications and is tailored to respond to training logistical challenges associated with having geographically diverse operations, complementing instructor-led training, and giving our employees opportunities to be successful. Our Safety Leadership Seminar (the “SLS”) was created internally for employees and supervisors to help them take the next step in becoming a safety leader. The LMS and SLS provide our employees with an awareness of all the latest safety processes and initiatives we implement across the organization.
Safe Driving Technology.   We have initiated a program to implement safe driving technology in many of our Company-provided vehicles driven by employees and we intend to expand this program going forward. This technology provides real time audio coaching which guides our employees on driving improvements, as well as an alert system used to help monitor journey management, speed, distracted driving, seat belt use, acceleration, breaking, and turning. This technology not only helps prevent accidents, but it also assists the Company in understanding what safety issues drivers face most so that our training can be tailored to be as effective as possible.
Select’s Safety Recognition Program.   Our Safety Recognition Program (the “SRP”) was implemented in 2016 to enhance our safety culture by driving positive recognition and rewarding proactive participation. Using a six-tier medallion system, the SRP is designed to recognize employees that demonstrate a commitment to a safe work environment and exhibit safety leadership. Once an employee is nominated by a supervisor or a member of the HSE team for a safety medallion, he or she is evaluated and awarded based on the level of safety leadership exhibited. Recipients of all six tiers of medallions are eligible to participate in the Annual SRP Event where select recipients will be eligible to win various prizes. This program highlights the high value we place on safety and incentivizes an emphasis on safety within our operations.

Since 2015, our TRIR has improved dramatically, as has our lost time incident rate (“LTIR”).
Through these and similar initiatives, programs and training processes, our Company continues to focus on the safety of people, property, and the environment. While the above results are promising, we continue to strive to be a market leader in safety practices.
Human Capital Management
Attracting, acquiring, retaining, and developing the talent needed to address current and future business needs is a key component of our human capital strategy. We invest in our workforce by offering competitive wages and benefits, continually working to create a strong company culture, and nurturing our talent through training and retention programs. We believe we have an industry-leading safety record that makes our Company an attractive place to work. Our goal is to reduce turnover and increase employee satisfaction. Through these efforts and other initiatives discussed below, we were able to significantly reduce turnover for 2020 to 43%. Lower turnover has been driven by employee-centric initiatives aimed at establishing a culture we believe employees find attractive for employment and which will allow them to thrive long term.
ACT.   Culture is an integral part of business that effects recruitment, job satisfaction, work performance and morale, and begins with our mission, vision, and core values. Our Company introduced a new mission, vision, and core values (ACT) with a renewed focus on how we “ACT” to be successful employees and build a great company that provides innovative solutions to our customers. We ask our employees to put our core values into action every day to improve operational excellence, safety, and the customer experience. These core values — Accountability, Continuous Improvement, and Teamwork — are helping to align our efforts to accomplish our vision to be the recognized leader and trusted partner in sustainable water management solutions. Through a series of employee centric videos called “This is How We ACT,” we seek to demonstrate an inclusive and dynamic team all working towards the same goal.
A-Club.   To help build a strong company culture, we developed an employee recognition program to acknowledge successes. The A-Club is our highest recognition award for our employees, and the recipients of such recognition represent the best of the best across the Company. The A-Club recognizes individuals (A-Players) and departments (A-Teams) that exemplify how we ACT.
Develop Talent In-house.   We recognize the importance of hiring and promoting from within due to the short-term benefit of the reduced costs of recruitment and training and, more importantly, the long-term benefit of improved morale and facilitated succession planning. Our Company has an online employee job portal that allows employees to apply for open positions quickly and easily within the Company, whether it be a change of location, a promotion, or a new position in a different service line. We also regularly send electronic communications internally highlighting promotional opportunities. In some service lines where career progression can be easily mapped, job progression is outlined allowing an employee to visualize the path necessary to achieve job competency, mastery, and promotion.
Select Grant-A-Wish Program.   Embracing the philosophy that employees are also to be served, rather than just managed, our Grant-A-Wish Program, established in 2019, is an employee-centric initiative that assists in crisis situations, facilitates personal growth, and improves life experiences. The program is funded by employee donations via payroll deduction with an annual company match. Since inception, we have granted 23 “wishes” made by Company employees for fellow employees or their families. This program has helped show employees that their colleagues and the Company care about their well-being outside of the workplace.
Diversity Initiatives.   Select recognizes the many benefits of having a diverse workforce. Diversity impacts all stages of employment, from making it easier to attract and retain top talent, to better performance among diverse teams, to the greater innovation and creativity that comes from a workforce comprised of different backgrounds and experiences. In fact, over 50% of our workforce is comprised of ethnic minorities. Additionally, while 11% of our overall workforce is female, women represent 43% of our corporate employees. Select provides employee resources such as handbooks, procedures, and training in more than one language and continually looks for ways to be more inclusive and tap into the talent of our diverse workforce.
Focus on Job Satisfaction and Communication.   In 2018 and 2019, we partnered with Gallup to conduct Gallup’s Q12 Employee Engagement Survey to gain insight regarding how employees view the Company as a place to work. In response to survey results, our Company launched an open dialogue program between managers and employees that continues today. We abandoned the outdated practice of annual performance evaluations and implemented an informal feedback program in which, twice a year, each of our employees answers four simple questions relating to their recent performance in relation to our core values (ACT) and then has a one-on-one meeting with their direct supervisor to discuss such performance and how to improve moving forward.
Community Outreach
The COVID-19 pandemic provided a unique challenge in actively investing and engaging with the community. With most major city populations largely confined to their homes, reaching all Select employees with important information about COVID-19 and how to prevent its spread has been a top priority. The Company developed a regular communications process with important information about COVID-19 and implemented standard procedures and processes to protect our employees, customers, and the community as a whole. To protect our employees and customers, we implemented processes for enhanced workplace safety, such as designating single-direction walkways, defining health monitoring processes, and providing sanitization and protective equipment, including entry-scan thermometers and facemasks. To protect the community, we provided employees with regular updates and encouraged them to fully abide by state and local regulations, “Work Safe Stay Home” orders, social distancing standards, and mask mandates. COVID-19 has pushed Select to experiment with new strategies to further our mission of protecting, maintaining, and improving the health of all employees to best serve the communities in which we operate. We look forward to being able to renew our community interactions when we can do so in a safe manner.
Landowner Relations Program.   We established the Select Energy Services Landowner Relations Program in 2019 to take a proactive role in creating a dialogue with landowners, communities, operators, local agencies, and state agencies in areas where oil and gas activities occur. We view each of these constituents as a partner to our Company and have identified the following areas of focus as we foster these partnerships: minimize our footprint; drive top level performance while holding our team to a higher standard; strengthen our partnerships with landowners and customers in the areas in which we operate; minimize downtime and disruption; cultivate long-term relationships with landowners and our customers to expedite resolution of issues in an efficient manner.
Emergency Relief Funds.   When disaster strikes close to home, we do our best to assist the community in its recovery by creating a funding account and contributing man hours toward recovery efforts. For example, in the aftermath of Hurricane Harvey in Houston, Texas we donated recovery funds consisting of employee donations and a company match to various organizations throughout the area and contributed countless hours of volunteer services in the recovery efforts. Additionally, following the devastating tornadoes in El Reno, Oklahoma, we organized recovery and assistance efforts for our employees impacted by these events, as well as the local community.
By contributing our time and resources, we help to build stronger communities and create a better environment for our employees, customers, and communities. Today, more than ever, our customers need solutions that meet the most rigorous operational demands while doing so in an environmentally sound manner, and Select remains committed to delivering those solutions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 9, 2021 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

•
all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Other than as specifically noted below, the mailing address for each listed beneficial owner is in care of Select Energy Services, Inc., 1233 West Loop South, Suite 1400, Houston, Texas 77027. The percentages are based on 87,905,393 shares of Class A common stock and 16,221,101 shares of Class B common stock outstanding.
	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)(2)
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders:
SCF Group(3)	16,191,331	18.4%	—	—	16,191,331	15.5%
SES Legacy Holdings, LLC(4)(5)	—	—	16,221,101	100.0%	16,221,101	15.6%
Crestview Partners(6)	3,853,306	4.4%	16,221,101	100.0%	20,074,407	19.3%
BlackRock, Inc.(7)	5,057,713	5.8%	—	—	5,057,713	4.9%
Directors, Director Nominees and Named Executive Officers:
John D. Schmitz(8)	6,671,470	7.6%	—	—	6,671,470	6.4%
Holli C. Ladhani	—	—	—	—	—	—
Nick L. Swyka	161,540	*	—	—	161,540	*
Adam R. Law(9)	143,629	*	—	—	143,629	*
Paul L. Pistono(10)	295,552	*	—	—	295,552	*
Cody J. Ortowski(11)	1,432,229	1.6%	—	—	1,432,229	1.4%
Robert V. Delaney	—	—	—	—	—	—
David C. Baldwin(12)	40,141	*	—	—	40,141	*
Douglas J. Wall(13)	78,490	*	—	—	78,490	*
Richard A. Burnett(14)	50,725	*	—	—	50,725	*
Keith O. Rattie(15)	89,525	*	—	—	89,525	*
Troy W. Thacker	23,744	*	—	—	23,744	*
David A. Trice(16)	74,736	*	—	—	74,736	*
All Executive Officers, Directors and Director Nominees as a Group (13 persons)	9,303,944	10.6%	—	—	9,303,944	8.9%

*
Less than 1%.

(1)
For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options, warrants and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days, but that no other person exercises any options, warrants or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise any options, warrants or other purchase rights).

(2)
Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each holder of limited liability company units in SES Holdings (each, an “SES Holdings LLC Unit”) will hold one share of Class B common stock for each SES Holdings LLC Unit that it owns. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote. See “Description of Capital Stock — Class A Common Stock” and “Description of Capital Stock — Class B Common Stock.”

(3)
The board of directors of SCF GP LLC (“SCF GP”), the ultimate general partner of SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, the “SCF Group”), has voting and investment control over the securities owned by the SCF Group. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons, and Andrew L. Waite. Because SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, the SCF Group beneficially owns

16,191,331 shares of our Class A common stock in the aggregate. This beneficial ownership includes 8,773,760 shares of Class A common stock held by SCF-VI, L.P., 6,374,474 shares of Class A common stock held by SCF-VII, L.P. and 1,043,097 shares of Class A common stock held by SCF-VII(A), L.P. The address for SCF-VI, L.P., SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.
(4)
Subject to the terms of the SES Holdings LLC Agreement, SES Legacy Holdings, LLC (“Legacy Owner Holdco”) (or its members) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right to exchange all or a portion of its SES Holdings LLC Units (together with a corresponding number of shares of Class B common stock) for Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit (and corresponding share of Class B common stock) exchanged. The exchange of all our outstanding shares of Class B common stock (along with the corresponding SES Holdings LLC Units) for shares of Class A common stock would result in the issuance of an additional 16,221,101 shares of Class A common stock. See “Certain Relationships and Related Party Transactions — SES Holdings LLC Agreement.” Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A common stock upon the exercise by Legacy Owner Holdco (or any transferee) of its Exchange Right (as defined below). As a result, beneficial ownership of Class B common stock and SES Holdings LLC Units is not reflected as beneficial ownership of shares of our Class A common stock for which such units and stock may be exchanged. The address for SES Legacy Holdings, LLC is c/o Select, 1233 W. Loop South, Suite 1400, Houston, Texas 77027.

(5)
The board of managers of Legacy Owner Holdco has voting and dispositive power over the shares held by it. The board of managers of Legacy Owner Holdco consists of two representatives of Crestview Partners II SES Investment, LLC (“Crestview Holdings A”), Adam J. Klein and Robert Delaney (a member of our board of directors), and John D. Schmitz (our President, Chief Executive Officer and Chairman), and is controlled by Crestview Partners II GP, L.P. (“Crestview GP”).

(6)
Based on information obtained from a Schedule 13G/A jointly filed with the SEC on February 11, 2021 by Crestview GP, Crestview Holdings A, Crestview Partners II SES Investment B, LLC (“Crestview Holdings B”), and Crestview Advisors, L.L.C. (“Crestview Advisors” and together with Crestview GP, Crestview Holdings A and Crestview Holdings B, “Crestview Partners”), Crestview Partners has voting and dispositive power with respect to 20,074,407 shares of our Class A common stock. Represents 16,221,101 Class B shares and corresponding SES Holdings LLC Units held directly by Legacy Owner Holdco, 3,802,972 Class A shares held directly by Crestview Holdings B, 26,590 Class A shares held directly by Crestview Advisors, and 23,744 restricted stock units with respect to Class A Shares held directly by Mr. Delaney, in each case for which Crestview Partners may be deemed to be the beneficial owner. Mr. Delaney has assigned all rights, title and interest in the Class A Shares underlying the restricted stock units to Crestview Advisors. Crestview Holdings A generally has the right to acquire beneficial ownership of 16,221,101 shares of Class B common stock and corresponding SES Holdings LLC Units held by Legacy Owner Holdco at its election pursuant to the Legacy Owner Holdco limited liability company agreement, and Crestview GP has voting power over 16,221,101 Class B shares through its control of the board of managers of Legacy Owner Holdco. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview Holdings A. Crestview GP is also the general partner of the investment funds which are members of Crestview Holdings B. Decisions by Crestview GP to vote or dispose of the interests held by Crestview Holdings A and Crestview Holdings B and decisions by Crestview Advisors to vote or dispose of shares held by Crestview Advisors require the approval of a majority of the eight members of its an investment committee and the chairman of the investment committee. The investment committee is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose, Adam J. Klein and Daniel G. Kilpatrick. None of the foregoing persons has the power individually to vote or dispose of any of such interests. Each of the foregoing individuals disclaims beneficial ownership of all such interests. The address of each of the foregoing is c/o Crestview Partners, 590 Madison Avenue, 36th 42nd Floor, New York, New York 10022.

(7)
Based on information obtained from a Schedule 13G filed with the SEC on February 1, 2021. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)
Represents 5,325,444 shares of Class A common stock held directly by B-29 Holdings, LP, 399,684 shares of Class A common stock held directly by B-29 Investments, LP and 946,342 shares of Class A common stock held directly by Mr. Schmitz. John D. Schmitz has voting and dispositive power over shares held by B-29 Holdings, LP and B-29 Investments, LP.

(9)
Of the 143,629 shares of Class A common stock beneficially owned by Mr. Law, 8,002 shares are deemed beneficially owned by Mr. Law pursuant to the outstanding options that Mr. Law owns.

(10)
Of the 295,552 shares of Class A common stock beneficially owned by Mr. Pistono, 144,788 shares are deemed beneficially owned by Mr. Pistono pursuant to the outstanding options that Mr. Pistono owns.

(11)
Of the 1,432,229 shares of Class A common stock beneficially owned by Mr. Ortowski, 130,318 shares are deemed beneficially owned by Mr. Ortowski pursuant to the outstanding options that Mr. Ortowski owns and 1,120,437 shares of Class A common stock are held directly by Proactive Investments, LP. Mr. Ortowski has voting and dispositive power over shares held by Proactive Investments, LP.

(12)
As Co-President of SCF Partners, Inc., David C. Baldwin may be deemed to have dispositive power over the 16,191,331 shares of Class A common stock owned by the SCF Group. Mr. Baldwin disclaims beneficial ownership of all such interests.

(13)
Of the 78,490 shares of Class A common stock beneficially owned by Mr. Wall, 37,507 shares are deemed beneficially owned by Mr. Wall pursuant to the outstanding options that Mr. Wall owns.

(14)
Of the 50,725 shares of Class A common stock beneficially owned by Mr. Burnett, 5,334 shares are deemed beneficially owned by Mr. Burnett pursuant to the outstanding options that Mr. Burnett owns.

(15)
Of the 89,525 shares of Class A common stock beneficially owned by Mr. Rattie, 19,770 shares are deemed beneficially owned by Mr. Rattie pursuant to the outstanding options that Mr. Rattie owns.

(16)
Of the 74,736 shares of Class A common stock beneficially owned by Mr. Trice, 17,434 shares are deemed beneficially owned by Mr. Trice pursuant to the outstanding options that Mr. Trice owns.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Review of Related Party Transactions
A “Related Party Transaction” is a transaction, arrangement, or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has, or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•
any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

•
any immediate family member of any of the foregoing persons, which means any family relationships, of first cousins or closer, among the Company’s directors and executive officers, by blood, marriage or adoption, including child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

•
any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a substantial ownership interest or control of the entity.

Our Board adopted a written related party transactions policy prior to the completion of our initial public offering in 2017. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall consider, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy will require that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules, and regulations.
SES Holdings LLC Agreement
Exchange Rights
Subject to certain limitations, under the SES Holdings LLC Agreement, SES Legacy Holdings, LLC (“Legacy Owner Holdco”) (and its permitted transferees, including certain members of Legacy Owner Holdco, under the SES Holdings LLC Agreement) has the right (an “Exchange Right”) to cause SES Holdings to acquire all or a portion of its SES Holdings LLC Units for, at SES Holdings’ election, (i) shares of our Class A common stock at an exchange ratio of one share of Class A common stock for each SES Holdings LLC Unit exchanged, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) cash in an amount equal to the Cash Election Value (as defined in the SEC Holdings LLC Agreement) of such Class A common stock. At SES Holdings’ request, we will be obligated to facilitate an exercise of an Exchange Right by contributing to SES Holdings the shares of Class A common stock or cash to be used to acquire the tendered SES Holdings LLC Units. Alternatively, upon the exercise of any Exchange Right, the Company (instead of SES Holdings) will have the right (the “Call Right”) to acquire the tendered SES Holdings LLC Units from the exchanging unitholder for, at its election, (i) the number of shares of Class A common stock the exchanging unitholder would have received under the Exchange Right or (ii) cash in an amount equal to the Cash Election Value of such Class A common stock. The board of managers of Legacy Owner Holdco, which consists of John D. Schmitz and two representatives of funds controlled by Crestview GP, must unanimously approve any exchange of ownership interests in Legacy Owner Holdco for SES Holdings LLC Units except for exchanges by affiliates of John D. Schmitz and Crestview GP (which may be made at the election of such affiliates). If such exchange is approved, such members of Legacy Owner Holdco will have the same Exchange Right as Legacy Owner Holdco, subject to the terms and conditions described above.
In connection with any exchange of SES Holdings LLC Units pursuant to an Exchange Right or our Call Right, the corresponding number of shares of Class B common stock will be cancelled.
As Legacy Owner Holdco exchanges its SES Holdings LLC Units, our membership interest in SES Holdings will be correspondingly increased, the number of shares of Class A common stock outstanding will be increased, and the number of shares of Class B common stock outstanding will be reduced.
Tax Receivable Agreements
In connection with the closing of our December 2016 private placement of 16,100,000 shares of our Class A-1 common stock at $20.00 per share (the “Select 144A Offering”), the Company entered into two Tax Receivable Agreements with certain affiliates of Legacy Owner Holdco, Crestview Partners II G.P., L.P., and Crestview Partners II SES Investment B, LLC (the “TRA Holders”). The payment obligations under the Tax Receivable Agreements are our obligations and not obligations of SES Holdings, and we expect that the payments we will be required to make under the Tax Receivable Agreements will be substantial.
In connection with the closing of the Select 144A Offering, we entered into two Tax Receivable Agreements with the TRA Holders. On July 18, 2017, our Board approved amendments to each of the Tax Receivable Agreements, which amendments revised the definition of “change of control” for purposes of the Tax Receivable Agreements and acknowledged that the Rockwater Merger would not result in a change of control.
The first of the Tax Receivable Agreements, which the Company entered into with Legacy Owner Holdco and Crestview GP, generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such TRA Holder’s SES Holdings LLC Units in connection with the Select 144A Offering or pursuant to the exercise of the Exchange Right or the Call Right and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments made under such Tax Receivable Agreement.
The second of the Tax Receivable Agreements, which the Company entered into with certain of the existing owners of outstanding membership interests in SES Holdings prior to the Select 144A Offering and related reorganization who received shares of our Class A common stock in exchange for their SES Holdings LLC Units received in connection with the restructuring transactions completed in connection with the Select 144A Offering (the “Contributing Legacy Owners”), generally provides for the payment by the Company to such TRA Holders of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Select 144A Offering as a result of, as applicable to each such TRA Holder, (i) any net operating losses available to the Company as a result of certain reorganization transactions entered into in connection with the Select 144A Offering and (ii) imputed interest deemed to be paid by the Company as a result of any payments made under such Tax Receivable Agreement. Under both Tax Receivable Agreements, the Company will retain the benefit of the remaining 15% of these cash savings.
The Tax Receivable Agreements, as amended, are filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 24, 2021, and the foregoing descriptions of the Tax Receivable Agreements are qualified by reference thereto. Future unitholders may become party to one or more tax receivable agreements entered into in connection with future acquisitions by SES Holdings.
Registration Rights Agreement for the Benefit of the Registration Rights Holders
On December 20, 2016, we entered into a registration rights agreement with the Contributing Legacy Owners and Legacy Owner Holdco. In connection with the execution of the merger agreement in connection with the Rockwater Merger, we entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) with Legacy Owner Holdco, Crestview Holdings B, the SCF Group and WDC Aggregate LLC (collectively, the “Registration Rights Holders”), which, effective as of the closing of the Rockwater Merger, amends and restates the December 20, 2016 registration rights agreement. Pursuant to such agreement, among other things, (i) we will provide the rights for the Registration Rights Holders to participate in certain future underwritten public offerings of our Class A common stock, (ii) certain Registration Rights Holders will have the right to initiate an underwritten offering of our Class A common stock and (iii) the Registration Rights Holders will have certain customary “piggyback” registration rights, in each case subject to certain conditions. We will not be required to effect (x) more than five demand registrations delivered in the aggregate, (y) more than two demand registrations delivered by the Registration Rights Holders in any 12-month period or (z) a demand registration within 100 days of the pricing of a previous demand registration or a primary offering of our Class A common stock.
At any time, a party to the registration rights agreement will have the right to require us by written notice to demand registration of its registrable shares. Our obligations under this agreement include short-form, long-form and shelf registration statements, subject to certain restrictions as to number of demands, timing, and value of sales to be registered or shares to be sold in an underwritten offering.
If, at any time, we propose to register or conduct an underwritten offering of our securities (subject to certain exceptions) for our own account or for the account of any stockholder other than the parties to our registration rights agreement entered in connection with the Select 144A Offering or their permitted transferees, then we must give notice to the parties to the registration rights agreement or their permitted transferees to allow them to participate, or piggyback, in that registration statement or offering. In addition, any party to the registration rights agreement shall have the right to piggyback in any registration statement or offering effected at the request of any other party to the registration rights agreement.
The registration rights granted to the parties to the registration rights agreement may be freely assigned, including to their transferees.
Historical Transactions with Related Parties
Aquacore Rental Company LLC — For the year ended December 31, 2020, we rented pumps and filter pod trailers for use in our operations at a cost of $6,339,854 and recorded sales in the amount of $71,130 from Aquacore Rental Company LLC, an entity indirectly owned by Cody Ortowski, our Executive Vice President, Business Strategy, and Cole Ortowski, an employee of the Company.
Merit Appraisal & Tax Consulting, L.P. — For the year ended December 31, 2020, we incurred charges totaling $369,467 for appraisal services and tax consulting from Merit Appraisal & Tax Consulting, LP (“Merit”). B-29 Investments, LP, an entity controlled by John D. Schmitz, controls and partially owns Merit.
Orteq Energy Technologies — For the year ended December 31, 2020, we purchased pumps and related equipment for our operations totaling $369,595 from Orteq Energy Technologies, which is indirectly owned by Cody Ortowski and Cole Ortowski.
Silver Creek Oil & Gas, LLC — For the year ended December 31, 2020, we provided services totaling $528,718 to Silver Creek Oil & Gas, LLC (“Silver Creek”), under a Master Service Agreement. Robert Delaney (current director), Adam Klein (a former director), and our President, Chief Executive Officer and Chairman, John D. Schmitz, served on the board of Silver Creek, and our director Richard Burnett was the President and Chief Executive Officer. As of December 31, 2020, each of B-29 Investments, LP, an entity controlled by John D. Schmitz, and funds controlled by Crestview GP owned 49.5% of the membership interests in Silver Creek.
U.S. Well Services, LLC — For the year ended December 31, 2020, we provided chemical sales and services totaling $2,226,497 to U.S. Well Services, LLC (“US Well”). US Well is owned by funds managed by Crestview GP, one of our principal stockholders.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Grant Thornton LLP has audited our financial statements and/or those of our predecessor since 2016. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the aggregate fees incurred by the Company, and its predecessor and the previous owners, from Grant Thornton LLP during the last two fiscal years:
	Company, or its Predecessor and the Previous Owners
	2020	2019
Audit Fees(1)	$1,351,000	$1,801,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,351,000	$1,801,250

(1)
Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm and pre-approved all the fees reported above. This policy is set forth in the charter of the Audit Committee, which is available in the Investors section under the “Corporate Governance” tab of our website at https://investors.selectenergyservices.com.
Vote Required
The approval of the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Brokers have the authority to exercise their discretion with respect to this proposal if they do not receive instructions from the beneficial owner. Therefore, it is important that you vote your shares by proxy or in person at the Annual Meeting.
Recommendation of the Board
The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Grant Thornton LLP as Select Energy Services’ independent registered public accounting firm for fiscal year 2021.

Report of the Audit Committee of the Board of Directors
The following report of the Audit Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. During 2020, the Audit Committee was composed of four directors, each of whom is independent as defined by the NYSE listing standards. The Audit Committee operates under a written charter approved by our Board, which is available in the Investors section under the “Corporate Governance” tab of the Company’s website at https://investors.selectenergyservices.com.
Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
Grant Thornton LLP served as the Company’s independent auditor during 2020 and was appointed by the Audit Committee to serve in that capacity for 2021 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). Grant Thornton LLP has served as the Company’s independent auditor since prior to its initial public offering in 2017.
In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2020 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020. The Audit Committee also discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor that firm’s independence.
Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 24, 2021.
Audit Committee of the Board of Directors
Richard A. Burnett, Chairman
Keith O. Rattie, Member
Troy W. Thacker, Member
David A. Trice, Member

PROPOSAL 3:
ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS
Background
Our executive compensation is designed to attract, motivate, and retain our executive officers, who are critical to our success. Our named executive officers are rewarded for the achievement of our financial and strategic goals and for driving corporate financial performance and stability through base salaries, the opportunity to earn annual cash performance-based bonuses and long-term equity incentive awards. The pay mix provided to our named executive officers is designed to align the interests of our executives with those of our stockholders.
The Board is asking stockholders to approve on an advisory, non-binding basis, the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the tabular and narrative disclosure set forth in the Proxy Statement, including under “Compensation Discussion and Analysis.”
The “say-on-pay” vote is advisory, and therefore not binding on the Company or the Board and will not overrule any decisions made by the Board and will not require the Board to take any specific action. Nevertheless, the vote will provide information to the Board regarding stockholder sentiment about our executive compensation philosophy, policies, and practices, which the Board will be able to consider when determining executive compensation going forward.
Vote Required
The approval, on a non-binding basis, of the compensation of our named executive officers as reported in this Proposal 3 requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will have the effect of a vote against the proposal. Broker “non-votes” will have no legal effect on this proposal.
As an advisory vote, Proposal 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. To the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Recommendation of the Board
The Board recommends that stockholders vote FOR the non-binding proposal to approve the compensation of our named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation of our named executive officers (“NEOs”), including the objectives, principles, policies and practices of our executive compensation program. Select’s executive compensation program is overseen by the Compensation Committee. This CD&A focuses on how the Compensation Committee sets executive compensation, the components of our executive compensation program, and the circumstances and factors that the Compensation Committee considered in making its decisions.
For purposes of this Proxy Statement, our 2020 executive compensation program is presented for the following executive officers who, for the year ended December 31, 2020, were our principal executive officer, principal financial officer, and three other most highly compensated executive officers:
Name	Principal Position
Holli C. Ladhani(1)	Former President, Chief Executive Officer, and Director
Nick L. Swyka	Chief Financial Officer and Senior Vice President
Adam R. Law	Senior Vice President, General Counsel and Corporate Secretary
Paul L. Pistono	Executive Vice President, Oilfield Chemicals
Cody J. Ortowski	Executive Vice President, Business Strategy

(1)
Ms. Ladhani’s employment and service relationship with the Company terminated on January 3, 2021, and Mr. Schmitz was appointed as Chief Executive Officer and President effective as of such date. In addition to his new role, Mr. Schmitz will continue to serve as the Company’s Chairman of the Board.

Executive Summary
Our Compensation Committee set out to develop an executive compensation program structured to achieve a number of objectives, including: align executive interests with our long-term strategy and those of our stockholders; tie a significant portion of compensation directly to our operating and financial performance and execution of strategic objectives; enable us to attract and retain high performing executives through competitive pay practices; and align pay and performance in a way that is transparent and understood by all stockholders. This CD&A provides detail on how our Company achieves these objectives and best aligns our NEO interests with those of our stockholders.
2020 Compensation Components
Our executive compensation program consists of the following key components, which are described in greater detail below:
Primary Goals of our Executive Compensation Program
Principal Components of Executive Compensation Program		Attract/ Retain/ Motivate	Pay for Performance	Stockholder Alignment
Base Salary	• Salary is an essential factor in attracting and retaining qualified personnel	✓
Annual Cash Incentives
•
Awards are tied to achievement of specific annual financial, operational, safety and individual performance goals, all of which contribute to the creation of stockholder value as provided through the Select Energy Services Inc. Short Term Incentive Program (“STI Plan”)

		✓	✓	✓

Primary Goals of our Executive Compensation Program
Principal Components of Executive Compensation Program	Attract/ Retain/ Motivate	Pay for Performance	Stockholder Alignment
Long-Term Incentives
•
Promotes alignment with stockholders by tying the majority of executive compensation to creation of long-term stockholder value and encouraging executives to build meaningful equity ownership stakes through a combination of performance- and time-based equity awards

	✓	✓	✓
Compensation Governance Best Practices
Our Compensation Committee endeavors to ensure our executive compensation program is grounded in good governance practices that the committee believes are in the best interests of our stockholders. These practices include:
What We Do	What We Do Not Do
✓ Emphasize at-risk pay and pay for performance	× No automatic base salary increases
✓ Maintain stock ownership guidelines	× No significant perquisites
✓ Engage an independent compensation consultant	× No guaranteed annual bonuses
✓ Perform annual risk assessments of compensation programs	× No dividends on unearned performance-based equity awards
✓ Half of long-term incentives are performance-based	× No hedging
✓ All long-term incentives are impacted by changes in stock price	× No tax gross-ups
× No single-trigger cash payments upon a change in control
What Guides Our Compensation Structure
Compensation Philosophy
We generally reference the median of our competitive market for base salaries and target incentive opportunities, and the Compensation Committee maintains a focus on pay-for-performance and compensation in the form of equity awards to leverage the Company’s ability to attract, retain and motivate key talent. The structure of our executive compensation program, including base pay and “at-risk” compensation (short- and long-term incentives), as well as other benefits, is intended to achieve the following objectives:
•
Align executive interests with the interests of our stockholders and our long-term strategy while discouraging undue risk taking by emphasizing long-term equity-based incentives and requiring executives to retain a significant portion of these incentives earned over time in common stock;

•
Foster a pay-for-performance culture by tying a significant portion of compensation directly to Select’s operating and financial performance and execution of strategic objectives, including annual operating performance, return on assets and free cash flow generated over a three-year period, and linking a portion of compensation to individual performance, including behaviors that exemplify Select’s values. A large percentage of compensation is “at risk” (84% for the CEO and 74% on average for the other NEOs) and performance-related (47% for the CEO and 44% on average for the other NEOs);

•
Attract and retain high performance executives through competitive pay practices (including equity), considering relevant market pay for oil and gas services and other factors; and

•
Align pay outcomes with performance in a way that is transparent and understood by all stakeholders through clear and complete disclosure of executive compensation policies and practices, including alignment of certain metrics to strategy.

The Compensation Committee regularly reviews and considers the effectiveness of the Company’s existing compensation programs and modifies such programs or develops new programs to better effectuate the Compensation Committee’s compensation objectives.
Compensation Setting Process
The Compensation Committee has ultimate responsibility for reviewing, evaluating, and approving the compensation of our NEOs. The Compensation Committee is comprised of three independent, non-employee directors on our Board, and it works closely with an independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. A copy of the Committee’s charter may be found in the Investors section under the “Corporate Governance” tab of our website: https://investors.selectenergyservices.com.
Role of the Compensation Committee.   The Compensation Committee reviews and approves all compensation and awards to the NEOs. The primary role of the Compensation Committee is to review, evaluate and approve, and otherwise discharge the Board’s responsibilities relating to, the compensation of the Company’s executive officers and directors, including the oversight of risks related to compensation policies and programs, as well as the agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors. The Compensation Committee on its own reviews the performance and compensation of the CEO and approves his level of compensation. The Compensation Committee may choose to gather input from the other members of the Board and may engage in discussions with other persons and advisors as it deems appropriate. For the other NEOs, the Compensation Committee approves each element of compensation following its review of the recommendations made by the CEO. The Compensation Committee also reviews and approves equity-based awards for all recipients other than those hired during the year who do not report directly to the CEO, generally based on recommendations from the CEO and guidance from the Compensation Committee’s independent compensation consultant.
Role of the Chief Executive Officer.   Our CEO is tasked with reviewing compensation for all of our NEOs other than himself, and makes compensation recommendations to the Compensation Committee. The CEO does not participate in the Compensation Committee’s determination of his own compensation. The CEO’s recommendations are based on his evaluations of the performance of the NEOs based on several factors, including individual performance, business results, and general information related to compensation at other public companies. In consultation with the CEO, the Compensation Committee has final approval over the compensation to be paid to the executive officers. Either as a Director of the Company or in his role with management, the CEO is regularly invited to attend meetings of our Compensation Committee. Additionally, certain members of management may also be invited to attend selected meetings of our Board or Compensation Committee. Following each such meeting, the CEO and, if applicable, any other invited member of management, is excused from non-management executive sessions of our Board or Compensation Committee, as applicable.

Role of the Independent Compensation Consultant.   In carrying out its responsibilities for establishing, implementing and monitoring the effectiveness of our general and executive compensation philosophy, plans and programs, our Compensation Committee relies on outside experts to assist in its deliberations. Since late 2018, the Compensation Committee has received independent compensation advice and data from Pearl Meyer & Partners, LLC (“Pearl Meyer”).
Pearl Meyer was directly engaged by the Compensation Committee to provide advice and information regarding:
•
Compensation philosophy and practices;

•
Peer group composition;

•
Compensation program design;

•
Short-term and long-term incentive plan administration; and

•
Competitive compensation analysis for executive officers and non-executive directors.

With respect to non-executive director compensation, Pearl Meyer reviewed the Company’s philosophy and practices regarding general Board compensation, committee compensation, committee chair compensation and non-executive director equity award programs. In connection with these reviews, Pearl Meyer provided the Compensation Committee comparative market assessments of executive and non-executive director compensation levels, including information relative to compensation trends and prevailing practices. The Compensation Committee meets regularly in executive session with Pearl Meyer outside the presence of management.
The Compensation Committee regularly reviews the services provided by its outside consultants and, after considering all relevant factors, including the factors listed in Section 303A.05(c)(iv) of the New York Stock Exchange Listed Company Manual, believes that Pearl Meyer is independent in providing executive compensation consulting services. The Compensation Committee monitors the independence of its compensation consultant on a periodic basis. Based on these reviews and this monitoring, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.
Role of Market Data.   Our Compensation Committee relies in part, but not exclusively, on market data from Pearl Meyer in determining appropriate levels of pay for our NEOs. Market data provided by Pearl Meyer during 2020 included data from compensation surveys and from our peer group. The Committee reviews the composition of our peer group on an annual basis and, after consultation with Pearl Meyer, revises the group as it deems appropriate. The information from the compensation peer group is used to help define the competitive market for executive pay in similarly situated companies in our industry for each of our CEO, Chief Financial Officer, General Counsel and Executive Vice Presidents. In developing the 2020 peer group, Pearl Meyer employed the following general approach:
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Developed pool of potential peer companies based on the GICS sector (oilfield services), direct competitors identified by management, companies identified as peers by our competitors, companies listed in various institutional investor research reports, and companies listed in shareholder advisor reports

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Identified potential removals due to acquisition, bankruptcy, etc.

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Screened out remaining companies based on a combination of the following:

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Public companies: Eliminated privately-held companies, subsidiaries, recently acquired firms, or financially distressed companies to provide assurance that more relevant executive compensation and financial results will be disclosed.

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Company size: Current and projected revenue, employees, market capitalization, and assets, excluding companies outside a reasonable revenue range compared to Select (approximately 1/3x to approximately 3x) as executive compensation levels are generally correlated with company financial size.

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Financial / Operating / Business: Considered factors such as type of business, structure, geographic footprint, corporate office location, and stock price correlation to provide more appropriate performance comparisons, make pay and performance analyses more meaningful, and ensure that peers are operating in similar areas or are located in areas where direct competition for executives is more pronounced.

Based upon this screening process, Pearl Meyer suggested, and our Compensation Committee adopted, the following 16 peers as our peer group for 2020; compared to our peer group used for 2019, Cactus, Inc. and Liberty Oilfield Services Inc. were added and C&J Energy Services, Inc., Covia Holdings Corp., Keane Group, Inc. and Superior Energy Services, Inc. were removed:
• Archrock, Inc.	• Newpark Resources Inc.	• RPC, Inc.
• Cactus, Inc.	• Nine Energy Services, Inc.	• Secure Energy Services Inc.
• CES Energy Solutions Corp.	• NOW, Inc.	• TETRA Technologies, Inc.
• Exterran Corp.	• Oil States International, Inc.	• U.S. Silica Holdings Inc.
• Forum Energy Technologies Inc.	• Precision Drilling Corporation
• Liberty Oilfield Services Inc.	• ProPetro Holding Corp.
Results and Consideration of Prior Say-on-Pay Vote.   We currently present an advisory vote to approve the compensation of our NEOs (a “say-on-pay” vote) to our stockholders every three years. The last say-on-pay vote was conducted at our 2018 Annual Meeting of Stockholders. We received over 99% approval in that say-on-pay vote. After considering the results of the 2018 say-on-pay vote, our Compensation Committee determined not to make any material changes to our 2020 executive compensation program or practices that were specifically driven by such say-on-pay vote results. We are presenting a “say-on-pay” vote for approval of our stockholders at the 2021 Annual Meeting to which this Proxy Statement relates.
2020 Executive Compensation Program
Base Salary
Each NEO’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on individual roles and responsibilities, internal equity, and positioning relative to similarly situated executives in our peer group. Our Compensation Committee reviews the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, our Compensation Committee considers individual and company performance over the course of the applicable year.
The base salary of each of our NEOs for 2020, as established by our Compensation Committee, is as follows:
Executive	2020 Base Salary	Adjusted Base Salary as of June 1, 2020(1)
Holli C. Ladhani	$750,000	$600,000
Nick L. Swyka	$360,000	$306,000
Adam R. Law	$320,000	$272,000
Paul L. Pistono	$300,000	$255,000
Cody J. Ortowski	$430,000	$365,000

(1)
Each of our NEOs agreed to a voluntary 10% reduction to his or her annualized base salary, effective as of March 30, 2020. On May 13, 2020, each of our NEOs agreed to an additional voluntary 5% (for Ms. Ladhani, 10%) reduction to his or her annualized base salary, effective June 1, 2020. The originally approved 2020 base salaries for our NEOs were not reinstated prior to the end of the 2020 fiscal year.

Annual Cash Incentives
Annual cash incentives for our NEOs are provided through our STI Plan and are structured to reward achievement relative to annual financial, operational, and individual performance objectives. Our Compensation Committee reviews and approves the annual cash incentive awards for each NEO based upon performance achievements established by the Compensation Committee at the beginning of the year. Our Compensation Committee established the following target 2020 annual cash incentive awards for our NEOs based on the level of responsibility and ability to impact our overall results, as well as consideration of market pay practices:
Executive	2020 Target Annual Incentive (% of Base Salary)
Holli C. Ladhani	115%
Nick L. Swyka	80%
Adam R. Law	75%
Paul L. Pistono	80%
Cody J. Ortowski	80%
The 2020 target annual incentive awards are based on the base salaries originally approved for each of our NEOs prior to the voluntary reductions to such base salaries taken by our NEO’s due to market conditions (described above under “2020 Executive Compensation Program-Base Salary”). If threshold performance is achieved under the STI Plan, then 50% of the target annual incentive awards will be earned by the NEOs, and if maximum performance is achieved under the STI Plan, then 200% of the target annual incentive awards will be earned by the NEOs.
For the 2020 annual cash incentive awards, the Compensation Committee selected the following metrics, which are based on fully consolidated Company results for each of our NEOs:
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Consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for any items approved by the Compensation Committee, which represents 35% of each NEO’s potential award;

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Free cash flow (“FCF”) per share, which is calculated as described below under “— Company-Wide Metrics” and further described under “— 2020 Executive Compensation Program — Long-Term Incentives” and represents 35% of each NEO’s potential award;

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Safety metrics based on total recordable incident rate (“TRIR”) with a lost-time injury rate (“LTIR”) modifier, which represents 10% of each NEO’s potential award; and

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Strategic individual achievements based on individual performance, which represent 20% of each NEO’s potential award.

The Compensation Committee annually evaluates the appropriate performance metrics, and relative weighting of those metrics, for our STI Plan based on financial goals, operational goals, and strategic plans for the Company. These metrics are chosen to align performance and safety throughout the Company and to emphasize stockholder value.
Performance targets for each measure are based upon the 2020 budget approved by our Board. While these performance measures and set targets were selected before the severe market challenges, after thorough evaluation, the Board decided not to make any amendments to such performance measures and targets. The following table sets forth threshold, target and maximum performance goals established by the Compensation Committee with respect to the company-wide EBITDA, FCF, and safety metrics, as well as our actual achievement with respect to those performance metrics. The Company did not amend the performance targets applicable to the 2020 bonuses payable under the STI Plan in light of market conditions in 2020.
Company-Wide Metrics
	2020 Performance Goals			2020 Actual Performance	Percent of Target Metric Earned		Weight		Percent of Target Bonus Earned
	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
EBITDA	$112.5mm	$160.7mm	$241mm	$12.5mm	0%	x	35%	=	0.00%
FCF	$67.9mm	$97mm	$145.5mm	$107mm	106%		35%	=	39.2%
Safety	1.35 TRIR	0.75 TRIR	0.75 TRIR	0.53 TRIR	186%	x	10%	=	18.6%
	0.39 LTIR	0.30 LTIR	0.15 LTIR	0.17 LTIR
In determining each NEO’s discretionary individual achievement (which accounts for up to 20% of each NEO’s potential award), the Compensation Committee considered each NEO’s individual contributions to our overall performance during 2020, including successes such as individual achievements, continual development, refining, and execution of the strategic vision for the

Company and overall performance of managed departments. Also included in this determination were negative factors such as our share price and delayed or partial achievement of strategic plans.
In light of the above results with respect to the company-wide portion of the annual cash incentive program for 2020 and the above discussion with respect to the Compensation Committee’s assessment of each NEO’s discretionary individual achievements, the Compensation Committee approved the following payments under the STI Plan:
		Percent of Target Earned
Name	Target Bonus	Company-Wide Metrics Achievement		Individual Achievement (Weighted)		Total Percent of Target Earned	Approved 2020 STI Plan Payout
Holli C. Ladhani	$862,500	57.8%	+	15.0%	=	72.8%	$627,900
Nick L. Swyka	$288,000	57.8%	+	15.0%	=	72.8%	$209,664
Adam R. Law	$240,000	57.8%	+	15.0%	=	72.8%	$174,720
Paul L. Pistono	$240,000	57.8%	+	15.0%	=	72.8%	$174,720
Cody J. Ortowski	$344,000	57.8%	+	15.0%	=	72.8%	$250,432
Long-Term Incentives
Our Compensation Committee reviews and approves the equity awards for each NEO. The equity-based awards under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”) for 2020 were comprised of approximately 47% performance-based and 53% time-based awards with the goal of both retaining our high performing executives and aligning such individuals’ interests with those of our stockholders. The size of the grants to the NEOs were determined based on title and responsibility and, for each NEO, were based on a target award of 190% of such NEO’s base salary (other than Ms. Ladhani whose target award was 370% of her base salary). Historically equity-based awards are granted in January of each calendar year, but the grants for 2020 were delayed until March 2020 in order to allow the Compensation Committee time to review the Company’s audited financial performance for 2019 prior to determining the target value of each NEO’s 2020 equity awards.
For the time-based awards granted in 2020, the Compensation Committee approved grants in the form of restricted shares which vest ratably over the three years following the date of grant. For the performance-based awards granted in 2020, the Compensation Committee approved grants in the form of performance share units (“PSUs”). Fifty percent of the PSUs will become earned based on our return on assets (“ROA”) over the three-year performance period beginning January 1, 2020 and ending December 31, 2022, as compared to a selected group of peer companies (“Relative ROA”), and 50% of the PSUs will become earned based on our FCF per share over the same period. This group of peer companies for the 2020 Relative ROA-based PSUs (the “Performance Peer Group”) includes:
• Basic Energy Services, Inc.	• Nine Energy Service Inc.	• Ranger Energy Services, Inc.
• FTS International, Inc.	• Oil States International, Inc.	• RPC Inc.
• Liberty Oilfield Services Inc.	• Patterson UTI Energy Inc.	• TETRA Technologies Inc.
• Newpark Resources Inc.	• ProPetro Holding Corp.
• NexTier Oilfield Solutions Inc.	• Quintana Energy Services Inc.
The Compensation Committee selected these performance metrics for the PSUs because it believes Relative ROA and FCF per share provides the best tools for assessing capital priorities and would achieve the following:
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Encourage thorough and disciplined capital allocation decisions.

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Provide transparency to the next level of management so that award recipients can understand how to impact the metric.

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Diversifies performance targets into tangible, communicable and critical value drivers tied to concrete financial measures aligned with stockholder value.

ROA is calculated based on the percentage obtained by dividing our adjusted net income by our net assets. Adjusted net income is calculated by multiplying 0.79 by our EBITDA, excluding interest expense and depreciation expense, and net assets is calculated based on our property and equipment, plus our average total current assets, less our current liabilities. Adjusted net income is calculated for our peer group by multiplying 0.79 by the applicable company’s publicly disclosed adjusted EBITDA or, if not listed, EBITDA metric, in each case, adjusted in a manner consistent with the adjustments determined by the Compensation

Committee and included in the determination of the Company’s EBITDA and excluding interest expense and depreciation expense. Achievement under the Relative ROA at the end of the three-year performance period is determined based on the following scale:
Level of Achievement	Ranking among Peer Group	Earned PSUs (% of Target Subject to Relative ROA)
Below Threshold	Outside of Top 10	0%
Threshold	Top 10	50%
Target	Top 7	100%
Maximum	Top 3	175%
To determine our ranking among our peer group for purposes of calculating the Relative ROA, ROA will be calculated for the Company and each entity in the peer group as of the end of the performance period. The entities in the peer group and the Company will be arranged by their respective ROA (highest to lowest). Notwithstanding the foregoing, the award agreements documenting the 2020 PSUs provide that in the event our ROA is less than 5%, no PSUs will be earned under the Relative ROA qualified portion of the PSUs granted, regardless of the Company’s ranking among the Performance Peer Group.
FCF is calculated based on our cash flow from operations, determined in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis consistent with our practices (as determined by our Compensation Committee), minus net capital expenditures, including the impact of asset sales in the ordinary course of business. As used below, “FCF Performance Percentage” means the percentage obtained by dividing (i) the sum of the FCF per share by (ii) the sum of the annual target for each calendar year of the performance period.
Level of Achievement	FCF Performance Percentage	Earned PSUs (% of Target Subject to FCF)
Below Threshold	Less than 70%	0%
Threshold	70%	50%
Target	100%	100%
Maximum	130%	175%
The FCF per share value is obtained by dividing (i) FCF for such calendar year by (ii) the number of shares of Class A common stock outstanding. The number of shares of Class A common stock outstanding (a) does not reflect any issuances or repurchases of such during the applicable year of the performance period, unless the target for such year has been adjusted to account for any such issuances or repurchases and (b) will be increased to account for any non-ordinary course debt borrowed during the applicable year of the performance period by dividing the aggregate total of such debt by the volume weighted average price of the Company’s shares of Class A common stock for the 30 days preceding the date of incurrence of such debt.
The Company did not make any amendments to the long-term incentive awards granted in 2020 in light of the extremely difficult market conditions in 2020.
Other Compensation Elements
Employment Agreements
We maintain employment agreements with Messrs. Swyka, Law and Pistono, and an employment agreement was in place with Ms. Ladhani prior to her January 3, 2021 termination. The Compensation Committee believes individual employment agreements are important for attracting and retaining talented executives. Each employment agreement provides for an initial term of (i) two years for Ms. Ladhani with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal or (ii) three years for Messrs. Swyka, Law and Pistono with automatic renewals for successive one-year periods unless either party provides at least 60 days advance written notice of non-renewal. In addition, the employment agreements contain certain restrictive covenants, including provisions that prohibit, with certain limitations, the NEO from competing with the Company and its affiliates, soliciting any of the Company’s or its affiliates’ customers, or soliciting or hiring any of the Company’s or its affiliates’ employees or inducing them to terminate their employment with the Company and its affiliates. These restrictions will generally apply during the term of the NEO’s employment with the Company and for (a) two years following the termination date for Ms. Ladhani or (b) one year following the termination date for Messrs. Swyka, Law and Pistono. The employment agreements each provide for severance payments and benefits upon certain qualifying terminations of employment, as described below under “2020 Executive Compensation Tables — Potential Payments Upon

Termination or Change in Control.” Ms. Ladhani’s and Mr. Pistono’s employment agreements were amended effective February 21, 2020, such that the cash severance payments and benefits provided upon certain terminations of employment were revised for each such NEO to better align with market practices. See “2020 Executive Compensation Tables — Potential Payments Upon Termination or Change in Control — Amended Employment Agreements” below.
Letter Agreements
In May 2020, each of our NEOs that is party to an employment agreement entered into a letter agreement providing (i) for the voluntary reduction to base salary described above under “— Base Salary,” (ii) no such NEO has the ability to terminate his or her employment for “Good Reason” (as defined in his or her employment agreement and described below under “Potential Payments Upon Termination or Change in Control”) solely due to the agreed upon decrease in base salary, (iii) each such NEO has the ability to (a) terminate his or her letter agreement upon 30 days’ notice and (b) resign for Good Reason should the Company not reinstate his or her original 2020 base salary following the termination of his or her letter agreement, and (iv) should any such NEO experience a qualifying termination of employment under his or her employment agreement, the calculation of severance payable in accordance with his or her employment agreement will not use the voluntarily and temporarily reduced base salary amount.
Benefit Plans
We offer participation in broad-based retirement, health and welfare plans to all our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Code (the “401(k) Plan”), where employees are allowed to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating NEO, to save for the future. Historically, the 401(k) Plan provided a matching contribution in an amount of 4% of a participant’s eligible compensation. However, effective January 2020, the Company suspended matching contributions such that no matching contributions were made during the 2020 fiscal year in light of the extremely difficult market conditions.
Other Compensation-Related Guidelines and Policies
Stock Ownership and Retention Guidelines
In May 2018, the Board adopted Stock Ownership and Retention Guidelines for all executive officers and directors of the Company. These guidelines were subsequently updated in 2019 to increase the stock ownership requirements for non-employee directors from two times base annual retainer to three times base annual retainer. The guidelines are determined by using a multiple of the executive officer’s annual base salary or the non-employee director’s base annual retainer and converting it into a fixed number of shares. The guidelines are initially calculated using the executive officer’s annual base salary as of the later of the date the guidelines were initially adopted and the date the person became an executive officer subject to the guidelines. For the non-employee directors, the guidelines reference the base annual retainer in effect as of the later of the date the guidelines were initially adopted and the date the person became a non-employee director subject to the guidelines. The minimum levels of stock ownership are outlined below:
Title	Ownership Guideline
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Executive Vice President	2x annual base salary
Senior Vice President	2x annual base salary
Non-Employee Director	3x base annual retainer
Stock ownership levels must be achieved by each executive officer or non-employee director within five years of the initial adoption of the guidelines or within five years of the individual’s first appointment as an executive officer or non-employee director, whichever is later. Following any change in title or change in base salary of any executive officer, the corresponding ownership guideline for such person shall be revised accordingly. The executive officer must achieve the new stock ownership level within five years of the effective date of such change in title or base salary.
Stock that counts toward satisfaction of the Guidelines includes:
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Shares of common stock owned directly by the executive officer or non-employee director;

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Shares of common stock owned indirectly by the executive officer or non-employee director (e.g., by a spouse or other immediate family member residing in the same household or a trust for the benefit of the executive officer or director or his or her family), whether held individually or jointly;

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Time-vesting restricted shares granted under the Company’s long-term incentive plans, with the value determined based on the greater of the grant-date value of such shares or the market value of such shares as of the date of determination;

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Shares purchased in the open market; and

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In the case of non-employee directors, shares directly owned by entities, or their affiliates, which are the primary employers of such non-employee directors.

Anti-Hedging Policy
Because hedging transactions can present the appearance of a bet against the Company, hedging or monetization transactions, whether direct or indirect, involving any of the Company’s securities (such as common stock, options to buy or sell common stock, warrants and convertible securities) are completely prohibited with respect to all directors, officers, other employees and consultants of the Company and its subsidiaries. In particular, “short sales” (sales of securities that the seller either does not own at the time of the sale or will not be delivered within 20 days of the sale) are prohibited under the Company’s Insider Trading Policy.
Our Insider Trading Policy applies to all directors, officers, other employees and consultants of the Company and its subsidiaries, and generally prohibits all transactions involving Company-based derivative securities (in particular, options — including exchange-traded options, warrants, stock appreciation rights, convertible notes or similar rights whose value is derived from the value of an equity security, such as Company common stock), whether or not entered into for hedging or monetization purposes. Prohibited transactions in these derivative securities include, but are not limited to, trading in Company-based option contracts, transactions in straddles or collars, and writing puts or calls, and transactions in debt that may be convertible into Company common stock. This prohibition was established as the Board feels these derivative security transactions may create the appearance of impropriety in the event of any unusual activity in the underlying equity security. The Policy does not, however, restrict holding, exercising, or settling awards such as options, restricted stock, restricted stock units, or other derivative securities granted under a Company equity incentive plan or other substantially similar or related compensation-related transactions as otherwise expressly permitted by the Policy.
In addition, purchasing the Company’s common stock on margin (for example, borrowing money from a brokerage firm or other third party to fund the stock purchase) is strictly prohibited by the Insider Trading Policy, and pledging Company securities as collateral for a loan requires pre-approval from the Audit Committee. Further, persons subject to the Insider Trading Policy who purchase Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase (or vice versa), and the Company recommends that such persons use standing and limit orders (except standing and limit orders under approved Rule 10b5-1 plans) only for a very brief period of time.
Risk Management
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on the Company.
Our compensation philosophy and culture support the use of base salary, performance-based compensation, and benefits that are generally uniform in design and operation throughout our organization and with similarly-situated levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. In addition, the following specific factors applicable to senior management, in particular, reduce the likelihood of excessive risk-taking:
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Our overall compensation levels are competitive with the market.

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Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures, and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of ratable vesting and cliff vesting, each over three-year period.

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An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting over a three-year period. This minimizes the benefit of a temporary spike in stock price.

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The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

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Executive officers are subject to certain holding requirements and our insider trading policy.

Although a significant portion of the compensation provided to NEOs is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is comprised of long-term incentives in the form of restricted stock subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance-based equity incentives, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.
Accounting and Tax Considerations of Executive Compensation Decisions
We account for equity awards in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate the expense of an award over the vesting period applicable to such award.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes a $1 million limit on the amount of compensation paid to “covered employees” (as defined in Section 162(m)) that a public corporation may deduct for federal income tax purposes in any year. Compensation paid to certain of our executives (and former executives) will be subject to the $1 million per year deduction limitation imposed by Section 162(m). While we will continue to monitor our compensation programs in light of the deduction limitation imposed by Section 162(m), our Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders. As a result, we have not adopted a policy requiring that all compensation be fully deductible. The Compensation Committee has concluded that paying compensation at levels in excess of the limits under Section 162(m) is in the best interests of the Company and our stockholders in certain circumstances. We will not be able to deduct for federal income tax purposes a portion of the compensation paid to our NEOs in 2020.
2021 Compensation Matters
Ladhani Separation
On January 3, 2021, Ms. Ladhani’s employment with the Company terminated. Ms. Ladhani executed and did not revoke a Release Agreement (the “Ladhani Release Agreement”) acknowledging her separation from employment and all service relationships with the Company effective January 3, 2021, and providing for the severance payments and benefits set forth in Section 7.1(b) of her employment agreement, as well as satisfaction of the service requirement applicable to the 70,250 restricted shares granted under the 2016 Plan that were scheduled to vest on January 19, 2021. Pursuant to the terms of the applicable award agreements under the 2016 Plan, Ms. Ladhani also received deemed satisfaction of the service requirement applicable to all of her outstanding PSUs such that such PSUs remain outstanding and eligible to vest at the end of the applicable performance periods based on actual performance achieved. See “2020 Executive Compensation Tables — Potential Payments Upon Termination or Change in Control — Actions Taken Following December 31, 2020 — Ladhani Separation” for a further description of the Ladhani Release Agreement and the severance payments and benefits paid or payable to Ms. Ladhani and the Current Report on Form 8-K filed with the SEC on January 4, 2021.
Long-Term Incentives
On February 27, 2021, the Compensation Committee revised the Relative ROA performance metric governing 50% of the PSU awards granted to each NEO to replace the 5% ROA threshold with a requirement that total shareholder return over the performance period be positive in order for any of the PSUs subject to the Relative ROA performance metric to become earned. The Compensation Committee made this adjustment in order for the PSUs granted in 2021 to better align executives’ incentives with stockholder value.
Short-Term Incentives
On March 3, 2021, the Compensation Committee revised the 2021 target annual incentive award metrics under our STI Plan as follows:
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Consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for any items approved by the Compensation Committee, which represents 50% of each NEO’s potential award;

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Free cash flow (“FCF”) per share, which is calculated as described above and under “— Long-Term Incentives” and represents 20% of each NEO’s potential award;

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Safety metrics based on total recordable incident rate (“TRIR”) with a lost-time injury rate (“LTIR”) modifier, which represents 10% of each NEO’s potential award, with maximum performance being awarded 125% of the target award; and

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Strategic individual achievements based on individual performance, which represent 20% of each NEO’s potential award.

Report of the Compensation Committee of the Board of Directors
The following report of the Compensation Committee of the Company shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to our Annual Report on Form 10-K.
Compensation Committee of the Board of Directors
Robert Delaney, Chairman
David Baldwin, Member
Douglas Wall, Member

2020 EXECUTIVE COMPENSATION TABLES
2020 Summary Compensation Table
The following table summarizes, with respect to our NEOs, information relating to compensation for services rendered in all capacities during the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Holli C. Ladhani	2020	650,000	129,375	2,948,428	—	498,525	—	4,226,328
(Former President and Chief Executive Officer)	2019	723,269	145,000	2,610,000	—	439,350	11,200	3,928,819
	2018	656,731	32,500	2,292,495	—	517,969	11,000	3,510,695
Nick L. Swyka	2020	319,035	43,200	726,743	—	166,464	—	1,255,442
(Chief Financial Officer and Senior Vice President)	2019	324,423	59,800	617,500	—	157,560	11,200	1,170,483
	2018	183,462	13,100	689,990	—	103,992	4,154	994,698
Adam R. Law	2020	287,015	36,000	645,986	—	138,720	—	1,107,721
(General Counsel, Senior Vice President)	2019	304,654	50,750	579,500	—	138,623	9,564	1,083,091
	2018	285,962	168,850	508,490	—	150,211	9,408	1,122,921
Paul L. Pistono	2020	268,096	36,000	605,615	—	138,720	—	1,048,431
(Executive Vice President, Chemicals)	2019	284,769	68,840	541,500	—	156,864	11,200	1,063,173
	2018	279,519	165,560	508,490	—	81,675	8,975	1,044,219
Cody J. Ortowski	2020	386,577	51,600	868,055	—	198,832	—	1,505,064
(Executive Vice President, Business Strategy)	2019	423,413	54,400	807,500	—	206,040	11,200	1,502,553
	2018	356,250	42,750	646,711	—	227,109	11,000	1,283,820

(1)
Amounts reported in this column for 2020 include cash received in lieu of vacation and holidays during 2020 in the amount of $20,481 for Ms. Ladhani, $19,188 for Mr. Swyka, $8,837 for Mr. Law, $8,308 for Mr. Pistono and $12,092 for Mr. Ortowski.

(2)
The amounts reported in this column for 2020 reflect the discretionary component of our 2020 STI Plan.

(3)
The amounts reported in this column for 2020 represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2020, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The amount reported with respect to PSUs is based on the probable outcome of the applicable performance conditions. Assuming maximum performance of the PSU performance conditions, the grant date fair value of such awards would be as follows: $2,428,113 for Ms. Ladhani; $598,491 for Mr. Swyka; $531,971 for Mr. Law; $498,723 for Mr. Pistono; and $714,863 for Mr. Ortowski. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2020, which is included in our Annual Report on Form 10-K for the year ended December 31, 2020. See the section of our CD&A above entitled “2020 Executive Compensation Program — Long-Term Incentives” and the “Grants of Plan-Based Awards” table below for additional information regarding these awards.

(4)
The portion of the 2020 annual cash incentive awards related to achievement of company-wide performance metrics is reflected in this column, with the portion of the 2020 annual cash incentive awards related to individual and discretionary measures is reflected in the “Bonus” column.

(5)
Historically, amounts reported in this column for 2018 and 2019 represent Company contributions to the NEOs’ 401(k) Plan accounts. For 2020, the Company suspended all matching contributions to employee 401(k) Plan accounts such that no matching contributions were made during the 2020 fiscal year.

2020 Grants of Plan-Based Awards
The table below includes information about awards granted to our NEOs during 2020 under the 2016 Plan and the STI Plan.
Name	Grant Date	Approval Date	Estimated Possible Payouts Under on-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Holli C. Ladhani			483,000	690,000	1,380,000
	3/5/2020	3/4/2020				55,358	110,716	193,753		693,746
	3/5/2020	3/4/2020				55,358	110,716	193,753		693,746
	3/5/2020	3/4/2020							249,112	1,560,936
Nick L. Swyka			161,280	230,400	460,800
	3/5/2020	3/4/2020				13,645	27,290	47,757		170,999
	3/5/2020	3/4/2020				13,645	27,290	47,757		170,999
	3/5/2020	3/4/2020							61,402	384,745
Adam R. Law			143,360	204,800	409,600
	3/5/2020	3/4/2020				12,128	24,257	42,449		151,994
	3/5/2020	3/4/2020				12,128	24,257	42,449		151,994
	3/5/2020	3/4/2020							54,580	341,998
Paul L. Pistono			134,400	192,000	384,000
	3/5/2020	3/4/2020				11,370	22,741	39,796		142,495
	3/5/2020	3/4/2020				11,370	22,741	39,796		142,495
	3/5/2020	3/4/2020							51,169	320,625
Cody J. Ortowski			192,640	275,200	550,400
	3/5/2020	3/4/2020				16,298	32,596	57,043		204,247
	3/5/2020	3/4/2020				16,298	32,596	57,043		204,247
	3/5/2020	3/4/2020							73,342	459,561

(1)
The amounts in these columns reflect the potential threshold, target and maximum payouts with respect to the company-wide metrics under the 2020 annual cash incentive program under the STI Plan. The amounts reflected herein do not include amounts that may be earned with respect to the individual and discretionary component of the 2020 annual cash incentive program.

(2)
The amounts in these columns represent the number of PSUs granted in 2020 that would become earned upon achievement of threshold, target and maximum levels of performance. The actual number of PSUs that will become earned and vest will not be determinable until after the close of the three-year performance period on December 31, 2022 and will depend on our Relative ROA and FCF performance, as applicable, over that period.

(3)
These amounts reflect restricted shares granted to the NEOs which vest in one-third increments on each of March 5, 2021, March 5, 2022 and March 5, 2023.

(4)
The amounts shown in this column represent the aggregate grant date fair value of restricted shares and PSUs granted during fiscal year 2020, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated financial statements for the year ended December 31, 2020, which is included in our Annual Report on Form 10-K for the year ended December 31, 2020. See the section of our CD&A above entitled “2020 Executive Compensation Program — Long-Term Incentives” and the “Grants of Plan-Based Awards” table below for additional information regarding these awards.

Outstanding Equity Awards at 2020 Fiscal Year End
The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2020.
Name	Option Awards				Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holli C. Ladhani	54,145(1)	—	$15.60	3/14/2021
	36,654(1)	—	$12.77	3/14/2021
	14,782(1)	—	$14.03	3/14/2021
	35,968(1)	—	$13.99	3/14/2021
	55,754(2)	—	$8.97	12/14/2025
	142,962	—	$8.66	12/10/2026
					371,647	1,523,753
							327,536	1,342,898
Nick L. Swyka
					99,235	406,864
							79,956	327,820
Adam R. Law	8,002	—	$20.00	2/20/2027
					81,710	335,011
							96,152	394,223
Paul Pistono	8,977(2)	—	$26.72	9/4/2022
	21,443(2)		$13.62	8/17/2025
	57,184(2)		$8.97	12/14/2025
	57,184(2)		$8.66	12/10/2026
					76,777	314,786
							83,708	343,203
Cody J. Ortowski	41,920	—	$20.61	5/25/2021
	45,235	—	$14.33	7/11/2022
	43,163	—	$14.33	5/7/2023
					110,763	454,128
							97,604	400,176

(1)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger. Approximately one-half of each of these nonqualified stock options was transferred to Ms. Ladhani’s spouse pursuant to an Option Transfer Agreement dated November 1, 2017.

(2)
These nonqualified stock options were granted as substitute awards in connection with the Rockwater Merger.

(3)
The awards reported in this column include restricted stock awards granted to our NEOs under the 2016 Plan, which vest as set forth in the following table, generally subject to the NEO’s continued employment with us through the applicable vesting date:

Name	Number of Shares That Vest	Remaining Vesting Schedule
Holli C. Ladhani(a)	17,968	January 19, 2021
	104,567	One-half on each of January 19, 2021 and January 19, 2022
	249,112	One-third on each of March 5, 2021, March 5, 2022 and March 5, 2023
Nick L. Swyka	5,391	January 19, 2021
	7,702	May 15, 2021
	24,740	One-half on each of January 19, 2021 and January 19, 2022
	61,402	One-third on each of March 5, 2021, March 5, 2022 and March 5, 2023
Adam R. Law	3,913	January 19, 2021
	23,217	One-half on each of January 19, 2021 and January 19, 2022
	54,580	One-third on each of March 5, 2021, March 5, 2022 and March 5, 2023
Paul L. Pistono	3,913	January 19, 2021
	21,695	One-half on each of January 19, 2021 and January 19, 2022
	51,169	One-third on each of March 5, 2021, March 5, 2022 and March 5, 2023
Cody J. Ortowski	5,069	January 19, 2021
	32,352	One-half on each of January 19, 2021 and January 19, 2022
	73,342	One-third on each of March 5, 2021, March 5, 2022 and March 5, 2023

(a)
Upon Ms. Ladhani’s January 3, 2021 termination of employment, she forfeited all outstanding restricted shares except those scheduled to vest on January 19, 2021. As described below under “Potential Payments Upon Termination or Change in Control — Actions Taken Following December 31, 2020 — Ladhani Separation,” the 17,968 restricted shares granted to Ms. Ladhani on January 19, 2018 and the 52,282 restricted shares granted to Ms. Ladhani on January 19, 2019 remained outstanding and vested on January 19, 2021.

(4)
The amounts in these columns were calculated by multiplying the number of awards reported by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 31, 2020.

(5)
The awards reported in this column represent PSUs granted to our NEOs during fiscal years 2019 and 2020 (as provided in the table below). In accordance with SEC rules, the number of outstanding PSUs reported reflects (i) the threshold number of both the PSUs granted in 2019 and the Relative ROA-based PSUs granted in 2020 because performance as of December 31, 2020 for such PSUs was below threshold and (ii) the maximum number of the FCF-based PSUs granted in 2020 because performance as of December 31, 2020 for such PSUs was at target. The number of PSUs reported herein is not necessarily indicative of the actual payout that will be earned, if any, at the end of the applicable performance periods.

Name	Number of PSUs	Performance Period
Holli C. Ladhani(a)	78,425	Jan 1, 2019 – Dec 31, 2021
	55,358	Jan 1, 2020 – Dec 31, 2022
	193,753	Jan 1, 2020 – Dec 31, 2022
Nick L. Swyka	18,554	Jan 1, 2019 – Dec 31, 2021
	13,645	Jan 1, 2020 – Dec 31, 2022
	47,757	Jan 1, 2020 – Dec 31, 2022
Adam R. Law	34,825	Jan 1, 2019 – Dec 31, 2021
	13,628	Jan 1, 2020 – Dec 31, 2022
	47,699	Jan 1, 2020 – Dec 31, 2022
Paul L. Pistono	32,542	Jan 1, 2019 – Dec 31, 2021
	11,370	Jan 1, 2020 – Dec 31, 2022
	39,796	Jan 1, 2020 – Dec 31, 2022
Cody J. Ortowski	24,263	Jan 1, 2019 – Dec 31, 2021
	16,298	Jan 1, 2020 – Dec 31, 2022
	57,043	Jan 1, 2020 – Dec 31, 2022

(a)
Ms. Ladhani’s outstanding PSUs remain outstanding and eligible to vest in accordance with the terms of the award agreements underlying such awards following her January 3, 2021 termination of employment, as described below under “Potential Payments Upon Termination or Change in Control — Actions Taken Following December 31, 2020 — Ladhani Separation.”

2020 Option Exercises and Stock Vested
The table below reflects restricted shares and restricted stock units granted under the 2016 Plan which vested during the fiscal year ended December 31, 2020. None of our NEOs exercised outstanding stock options during the fiscal year ended December 31, 2020.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Holli C. Ladhani	70,252	621,730
Nick L. Swyka	17,761	157,185
Adam R. Law	16,147	141,920
Paul L. Pistono	14,761	130,635
Cody J. Ortowski	21,245	188,018

(1)
The value realized on vesting was calculated as the number of restricted shares and restricted stock units that vested (including shares withheld for tax withholding purposes) multiplied by the closing price of our Class A common stock on the applicable vesting date (or the trading date immediately preceding the vesting date if such vesting date was not a trading date). The threshold performance metrics applicable to the PSUs granted to the NEOs in 2018 were not met as of December 31, 2020, so no such PSUs became earned as of such date or are reported in this table.

Pension Benefits
The Company has not maintained, and does not currently maintain, a defined benefit pension plan.
Nonqualified Deferred Compensation
The Company has not maintained, and does not currently maintain, a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control
Employment Agreements with Ms. Ladhani and Messrs. Swyka, Law and Pistono
Ms. Ladhani
As amended on February 21, 2020, the employment agreement with Ms. Ladhani provided that if her employment was terminated prior to the expiration of the term by her for “good reason,” by notice of non-renewal by the Company or by the Company for any reason other than Ms. Ladhani’s death or disability or for “cause,” then, subject to her execution and non-revocation of a release within 50 days following such termination of employment, Ms. Ladhani was entitled to receive the following benefits:
•
Lump sum payment in an amount equal to two times (or three times if the termination of employment occurs on or within two years after the occurrence of a “change in control”) the sum of her annualized base salary at the time of his termination of employment and the target bonus for the fiscal year in which her termination of employment occurs, payable on the 60th day following her termination of employment;

•
Lump sum payment of an amount equal to her unpaid bonus for the prior fiscal year, if any, payable at the same time such bonuses are paid to active executive officers;

•
Lump sum payment of an amount equal to a prorated portion of her bonus under the STI Plan for the calendar year in which her termination of employment occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If Ms. Ladhani elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), monthly reimbursement for up to 18 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active senior executive employees of the Company pay for similar coverage.

If Ms. Ladhani’s employment is terminated for any reason other than those described above, she will continue to receive the compensation and benefits to be provided by the Company until the date of her termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of her employment. The employment agreement provides that, in the event any payments to Ms. Ladhani constitutes an excess parachute payment within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Ms. Ladhani.
As used in Ms. Ladhani’s employment agreement:
•
“Cause” means Ms. Ladhani has (1) engaged in gross negligence or willful misconduct in the performance of the her duties, (2) materially breached any material provision of the employment agreement or any other written agreement or Company policy or code of conduct, (3) willfully engaged in conduct that is injurious to the Company or any of its affiliates or (4) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with a felony involving fraud, dishonesty or moral turpitude.

•
“Change in control” means (1) the acquisition by any person of 50% or more of either the outstanding shares of the Company or the outstanding voting securities of the Company, (2) the incumbent board members cease for any reason to constitute a majority of the Board, or (3) the consummation of certain transactions unless (a) the pre-transaction owners of the voting securities retain 50% of the outstanding shares and the voting securities and (b) at least a majority of the board of directors of the ultimate parent entity resulting from the transaction were members of the Board at the time of the initial agreement to the transaction. The Rockwater Merger constituted a change in control under the employment agreement with respect to the definition that applied at the time of the Rockwater Merger.

•
“Good reason” means (1) a material diminution in Ms. Ladhani’s base salary, other than a 10% or less reduction that applies similarly to all of the Company’s executive officers or (2) a geographic relocation of Ms. Ladhani’s principal place of employment by more than 35 miles, subject to notice and cure provisions.

Mr. Swyka
The employment agreement with Mr. Swyka provides that if Mr. Swyka’s employment is terminated prior to the expiration of the term by him for “good reason,” by the Company without “cause” (and not as a result of the NEO’s disability) or as a result of

Mr. Swyka’s death, then, subject to his execution and non-revocation of a release within 21 days following receipt of such release from the Company, Mr. Swyka will be entitled to receive the following benefits:
•
Severance payment in an amount equal to the sum of (x) 12 months (or 18 months if the termination of employment occurs on or within 15 months after the occurrence of a “change in control”) of his annualized base salary at the time of his termination of employment and (y) one times (or 1.5 times if the termination of employment occurs on or within 15 months after the occurrence of a change in control) the target bonus under the STI Plan for the year in which his termination of employment occurs, payable in installments over 12 months (or 18 months if such termination of employment is on or within 15 months after the occurrence of a change in control);

•
Lump sum payment of an amount equal to a prorated portion of his bonus under the STI Plan for the calendar year in which his termination of employment occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If he elects COBRA continuation coverage, monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active similarly situated employees of the Company pay for similar coverage.

If Mr. Swyka’s employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of his termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Swyka constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Swyka.
As used in Mr. Swyka’s employment agreement:
•
“Cause” means Mr. Swyka’s (1) material breach of the employment agreement or any other written agreement with the Company, (2) breach of any law applicable to the workplace or employment relationship or breach of any policy or code of conduct, (3) gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement, (4) commission of, or conviction or indictment of him for, or plea of nolo contendre by him to, any felony or crime involving moral turpitude, or (5) failure to perform his obligations or follow any lawful directive from the Company, subject to a notice and cure provision.

•
“Change in control” generally has the meaning that applies for purposes of the equity incentive plan awards described below.

•
“Good reason” means (1) a material diminution Mr. Swyka’s base salary, (2) a material diminution in Mr. Swyka’s title or authority, duties and responsibilities, (3) a geographic relocation of Mr. Swyka’s principal place of employment by more than 50 miles or (4) a material reduction in Mr. Swyka’s target bonus under the STI Plan, subject, in each case, to notice and cure provisions.

Mr. Law
The employment agreement with Mr. Law provides that if Mr. Law’s employment is terminated prior to the expiration of the term by him for “good reason,” by the Company without “cause” (and not as a result of the NEO’s disability) or as a result of Mr. Law’s death, then, subject to his execution and non-revocation of a release within 21 days following receipt of such release from the Company, Mr. Law will be entitled to receive the following benefits:
•
Severance payment in an amount equal to the sum of (x) 12 months (or 18 months if the termination of employment occurs on or within 15 months after the occurrence of a “change in control”) of his annualized base salary at the time of his termination of employment and (y) one times (or 1.5 times if the termination occurs on or within 15 months after the occurrence of a change in control) the target bonus under the STI Plan for the year in which the termination occurs, payable in installments over 12 months (or 18 months if such termination is on or within 15 months after the occurrence of a change in control);

•
Lump sum payment of an amount equal to a prorated portion of his bonus under the STI Plan for the calendar year in which the termination occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If he elects COBRA continuation coverage, monthly reimbursement for up to 15 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active similarly situated employees of the Company pay for similar coverage.

If Mr. Law’s employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of his termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Law constitute excess parachute payments within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Law.
As used in Mr. Law’s employment agreement, “cause,” “change in control” and “good reason” generally have the same meanings as in Mr. Swyka’s employment agreement and described above.
Mr. Pistono
As amended on February 21, 2020 the employment agreement with Mr. Pistono provides that if his employment is terminated prior to the expiration of the term by him for “good reason,” by notice of non-renewal by the Company or by the Company for any reason other than Mr. Pistono’s death or disability or for “cause,” then, subject to her execution and non-revocation of a release within 50 days following such termination of employment, Mr. Pistono will be entitled to receive the following benefits:
•
Lump sum payment in an amount equal to two times (or three times if his termination of employment occurs on or within two years after the occurrence of a “change in control”) the sum of his annualized base salary at the time of his termination of employment and the target bonus for the fiscal year in which his termination of employment occurs, payable on the 60th day following his termination of employment;

•
Lump sum payment of an amount equal to his unpaid bonus for the prior fiscal year, if any, payable at the same time such bonuses are paid to active executive officers;

•
Lump sum payment of an amount equal to a prorated portion of his bonus under the STI Plan for the calendar year in which his termination of employment occurs, if any, as determined in accordance with the performance criteria established under the STI Plan, payable at the same time such bonuses are paid to active executive officers; and

•
If Mr. Pistono elects continuation coverage under COBRA, monthly reimbursement for up to 18 months in an amount equal to the difference between the group health plan continuation coverage premiums and the amount that active senior executive employees of the Company pay for similar coverage.

If Mr. Pistono’s employment is terminated for any reason other than those described above, he will continue to receive the compensation and benefits to be provided by the Company until the date of his termination of employment, and the compensation and benefits will terminate contemporaneously with the termination of his employment. The employment agreement provides that, in the event any payments to Mr. Pistono constitutes an excess parachute payment within the meaning of Section 280G of the Code, payments under the employment agreement will be reduced or paid, whichever produces the better net after-tax position for Mr. Pistono.
As used in Mr. Pistono’s employment agreements, “cause,” “change in control” and “good reason” generally have the same meanings as in Ms. Ladhani’s employment agreement and described above.
Amended Employment Agreements
On February 21, 2020, each of Ms. Ladhani and Mr. Pistono entered into amendments to their respective employment agreements that revised the cash severance payable upon each such NEO’s resignation for “good reason,” termination of employment by notice of non-renewal by the Company or by the Company for any reason other than the NEO’s death or disability or for “cause.” Prior to the respective amendments, upon such qualifying terminations of employment, Ms. Ladhani and Mr. Pistono were entitled to a lump sum cash severance payment equal to the applicable severance multiplier times the sum of (i) the then-current annualized base salary for such NEO and (ii) 80% (or 60% in the case of Mr. Pistono) of the then-current annualized base salary for such NEO. Following the amendment to such NEOs’ employment agreements, both Ms. Ladhani and Mr. Pistono’s cash severance was revised such that upon such qualifying terminations of employment, each NEO became entitled to receive cash severance equal to the severance multiple times the sum of the NEO’s then-current annualized base salary and the target annual bonus for the year in which such NEO’s qualifying termination occurs. The revised severance formulas are described above under “— Employment Agreements with Ms. Ladhani and Messrs. Swyka, Law and Pistono.”

Letter Agreements
In May 2020, each of Ms. Ladhani and Messrs. Swyka, Law and Pistono entered into a letter agreement providing (i) for the voluntary and temporary reduction to each such NEO’s base salary (ii) that no such NEO has the ability to terminate his or her employment for “good reason” (as defined in his or her employment agreement and described above under “— Employment Agreements with Ms. Ladhani and Messrs. Swyka, Law and Pistono”) solely due to the agreed upon decrease in base salary, (iii) that each such NEO has the ability to (a) terminate his or her letter agreement upon 30 days’ notice and (b) resign for good reason should the Company not reinstate his or her original 2020 base salary following the termination of his or her letter agreement, and (iv) should any such NEO experience a qualifying termination of employment under his or her employment agreement, the calculation of severance payable in accordance with his or her employment agreement will not use the voluntarily and temporarily reduced base salary amount.
Equity Incentive Plan Awards
Substitute Rockwater Awards
Ms. Ladhani and Mr. Pistono received substitute stock options and restricted stock awards under the 2016 Plan in connection with the Rockwater Merger as a replacement for stock options and restricted stock awards originally granted by Rockwater that were cancelled in connection with the Rockwater Merger. All such stock options were exercisable and all such restricted stock awards were vested as of December 31, 2020. With respect to their exercisable stock options, if the NEO’s employment is terminated for any reason (other than a termination of employment for “cause”), the NEO shall be entitled to exercise his or her stock options through the expiration date; provided, however, that with respect to one grant of exercisable stock options to Ms. Ladhani (covering 17,984 shares), if Ms. Ladhani’s employment is terminated for any reason (other than a termination of employment for cause), Ms. Ladhani shall be entitled to exercise her stock options for a period of only 90 days (or in the event Ms. Ladhani, or Mr. Pistono dies or becomes disabled, only 12 months) following the date of such termination of employment.
Stock Options for Messrs. Ortowski, Law and Pistono
The outstanding stock options held by each of Messrs. Ortowski, Law and Pistono, if any, will become fully vested and exercisable if the NEO’s employment is terminated as a result of such NEO’s death or “disability” and will remain outstanding and exercisable until the earliest to occur of (1) the expiration of the option and (2) the first anniversary of the date of the termination of employment. Upon any other termination of employment, other than for cause, the outstanding stock options held by each of Messrs. Ortowski, Law and Pistono to the extent vested, will remain outstanding and exercisable for 30 days following the date of such termination of employment, and to the extent unvested, will be automatically forfeited upon such termination of employment.
Performance Share Units
Upon a termination of an NEO’s employment as a result of (1) a termination by the Company without cause, (2) a resignation for “good reason,” or (3) such NEO’s death or disability, the service requirement with respect to the PSUs shall be deemed to be satisfied, and such PSUs shall remain outstanding and subject to actual performance through the end of the applicable performance period. Upon an NEO’s “retirement,” the service requirement with respect to a prorated portion of the NEO’s target PSUs shall be deemed to be satisfied, and such prorated portion shall remain outstanding and subject to actual performance through the end of the applicable performance period.
Upon a “change in control,” a prorated portion of the target PSUs held by the NEOs will become earned to the extent the performance goal has been achieved as of the change in control date assuming the performance period ended on the date of such change in control. The remaining prorated portion of the target PSUs shall remain outstanding following such change in control; provided that, if the Company does not continue following such change in control, the surviving, continuing or purchasing entity shall provide for a replacement or substitute award on substantially similar terms to the PSUs.
Restricted Stock Awards
The unvested restricted shares held by our NEOs will become fully vested if the NEO’s employment is terminated as a result of such NEO’s death or disability. Additionally, if the NEO is terminated by the Company without cause or resigns for good reason within the two-year period following a change in control, the unvested restricted shares will become fully vested. Upon an NEO’s retirement, a prorated portion of the unvested restricted shares will become vested.

As used in the foregoing equity incentive plan awards:
•
“Cause” for purposes of the substitute Rockwater awards has the meaning provided in Ms. Ladhani’s employment agreement. “Cause” for purposes of the other awards has the meaning that applies for purposes of the NEO’s employment agreement, or if no agreement exists, means that the NEO has (1) engaged in gross negligence or willful misconduct in the performance of the NEO’s duties, (2) materially breached any material provision of a written agreement between the NEO and the Company or corporate policy or code of conduct, (3) willfully engaged in conduct that is materially injurious to the Company or its affiliates, or (4) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonesty or moral turpitude.

•
“Change in control” means the occurrence of any of the following: (1) acquisition by any person of securities possessing more than 50% of the total voting power of the Company, (2) a majority of the members of the Board are replaced by directors whose appointment or election is not endorsed by at least a majority of the members of the Board prior to the date of such appointment or election, (3) consolidation, merger or other transaction involving the Company if, after such transaction, the stockholders immediately prior to such transaction do not possess ownership of securities representing at least 50% of the voting power of the Company or surviving or continuing corporation, (4) sale of all or substantially all of the assets of the Company, or (5) a liquidation, dissolution or winding up of the Company. For purposes of the PSUs, a change in control must also constitute a “change in control event” for purposes of Section 409A of the Code.

•
“Disability” has the meaning that applies for purposes of the NEO’s employment agreement, or if no agreement exists means the NEO’s inability to perform his duties, with reasonable accommodation, due to mental or physical impairment that continues (or can reasonably be expected to continue) for (1) 90 consecutive days or (2) 180 days out of any 365-day period.

•
“Good reason” has the meaning that applies for purposes of the NEO’s employment agreement, or if no agreement exists means (1) a material diminution in the NEO’s base salary or (2) a geographic relocation of the NEO’s principal place of employment by more than 50 miles, subject, in each case, to notice and cure provisions.

•
“Retirement” means the NEO’s voluntary resignation on or after attaining age 55 and completing 10 or more full years of service with the Company or its affiliates.

The foregoing description is not intended to be a comprehensive summary of the employment agreements or equity incentive plan awards and is qualified in its entirety by reference to such agreements, which are on file with the SEC. The following table sets forth the payments and benefits that would be received by each NEO in the event of a termination of employment or a change in control of the Company had occurred on December 31, 2020.
Name	Death or Disability ($)(1)	Retirement ($)	Termination without Cause; Resignation for Good Reason ($)(2)	Qualifying Termination within the CIC Protection Period ($)(3)	Change in Control ($)(4)
Holli C. Ladhani
Cash Severance(5)	—	—	3,225,000	4,837,500	—
Prorated 2020 Bonus(6)	—	—	627,900	627,900	—
COBRA Reimbursements(7)	—	—	—	—	—
Restricted Stock and Stock Options(8)	1,523,753	677,689	—	1,523,753	—
PSUs(9)	453,936	151,311	453,936	453,936	151,311
TOTAL	1,977,689	829,000	4,306,836	7,443,089	151,311
Nick L. Swyka
Cash Severance(5)	648,000	—	648,000	972,000	—
Prorated 2020 Bonus (6)	209,664	—	209,664	209,664	—
COBRA Reimbursements(7)	16,727	—	16,727	16,727	—
Restricted Stock and Stock Options(8)	406,864	195,935	—	406,864	—
PSUs(9)	111,889	37,294	111,889	111,889	37,294
TOTAL	1,393,144	233,229	986,280	1,717,144	37,294

Name	Death or Disability ($)(1)	Retirement ($)	Termination without Cause; Resignation for Good Reason ($)(2)	Qualifying Termination within the CIC Protection Period ($)(3)	Change in Control ($)(4)
Adam R. Law
Cash Severance(5)	560,000	—	560,000	840,000	—
Prorated 2020 Bonus(6)	174,720	—	174,720	174,720	—
COBRA Reimbursements(7)	12,528	—	12,528	12,528	—
Restricted Stock and Stock Options(8)	335,011	149,199	—	335,011	—
PSUs(9)	99,454	33,149	99,454	99,454	33,149
TOTAL	1,181,713	182,348	846,702	1,461,713	33,149
Paul L. Pistono
Cash Severance(5)	—	—	1,080,000	1,620,000	—
Prorated 2020 Bonus(6)	—	—	174,720	174,720	—
COBRA Reimbursements(7)	—	—	—	—	—
Restricted Stock and Stock Options(8)	314,786	140,667	—	314,786	—
PSUs(9)	93,238	31,078	93,238	93,238	31,078
TOTAL	408,024	171,745	1,374,958	2,202,744	31,078
Cody J. Ortowski
Restricted Stock and Stock Options(8)	454,128	202,802	—	454,128	—
PSUs(9)	133,644	44,547	133,644	133,644	44,547
TOTAL	587,772	247,349	133,644	587,772	44,547

(1)
With respect to Messrs. Swyka and Law, the cash severance, prorated 2020 bonus and COBRA reimbursements payable upon each such NEO’s termination of employment due to his death pursuant to each such NEO’s employment agreement are set forth in this column. Neither Messrs. Swyka or Law are eligible to receive such severance payments and benefits upon his termination of employment due to his disability.

(2)
With respect to Ms. Ladhani and Mr. Pistono, the severance payments and benefits payable upon such NEO’s termination of employment as a result of a non-renewal of such NEO’s employment agreement by the Company are also set forth in this column.

(3)
The “CIC Protection Period” with respect to the employment agreements and the restricted stock awards is the two-year period following a change in control for Ms. Ladhani and Mr. Pistono and the 15-month period following a change in control for Mr. Swyka and Mr. Law.

(4)
These amounts are calculated by multiplying the number of PSUs that would become earned upon a change in control by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 31, 2020. The amounts provided herein are calculated based on actual performance through December 31, 2020, but the actual number of PSUs that would become earned upon a change in control would be determined based on performance as of the date of the change in control. As of December 31, 2020, the FCF-based PSUs granted in 2020 had reached target performance, but the PSUs granted in 2019 and the Relative ROA-based PSU granted in 2020 had not reached threshold performance, such that no value is associated with such PSUs for purposes of this table.

(5)
These amounts are calculated based on the applicable severance multiplier and the NEO’s base salary as of January 1, 2020 and target bonus under the STI Plan for the 2020 fiscal year.

(6)
These amounts are calculated based on the prorated portion of the actual 2020 bonus earned by the NEO under the STI Plan. Because we have assumed that the termination of employment occurred on December 31, 2020, this reflects the full amount of the actual 2020 bonus under the STI Plan for each NEO.

(7)
The COBRA reimbursement amounts are based on premiums and elections as of December 31, 2020, which are assumed for purposes of this table to remain the same throughout the applicable reimbursement period. Neither Ms. Ladhani nor Mr. Pistono were participants in the Company’s group health plans as of December 31, 2020, so no value is included in this table for such benefit for such NEOs.

(8)
These amounts are calculated by multiplying the number of restricted shares that vest upon the applicable termination of employment by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 31, 2020. Because (i) all outstanding stock options held by our NEOs were vested as of December 31, 2020 and (ii) all outstanding stock options had an exercise price greater than $4.10, no value is attributed to any accelerated vesting of or extended exercise period with respect to such stock options upon any termination of employment or a change in control.

(9)
These amounts are calculated by multiplying the number of PSUs for which the service requirement would be deemed satisfied as of the date of the applicable termination of employment by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on December 31, 2020. The amounts provided herein are calculated based on actual performance through December 31, 2020, but the actual number of PSUs that would become earned would be determined based on performance as of the end of the applicable performance period. As of December 31, 2020, the FCF-based PSUs granted in 2020 had reached target performance, but the PSUs granted in 2019 and the Relative ROA-based PSU granted in 2020 had not reached threshold performance, such that no value is associated with such PSUs for purposes of this table See Note 4 to this table for an explanation of the value included in this table for the PSUs that would become earned as of a change in control.

Actions Taken Following December 31, 2020
Ladhani Separation
On January 3, 2021 (the “Ladhani Separation Date”), Ms. Ladhani’s employment and service relationship with the Company terminated. Following Ms. Ladhani’s execution of the Ladhani Release Agreement, Ms. Ladhani became eligible to receive the severance payments and benefits set forth in Section 7.1(b) of her employment agreement and the award agreements underlying her outstanding PSUs under the 2016 Plan. Pursuant to the terms of the Ladhani Release Agreement, Ms. Ladhani was also deemed to satisfy the service requirement applicable to a prorated portion of her restricted stock awards under the 2016 Plan, such that such awards remained outstanding and vested on the originally scheduled vesting date. Ms. Ladhani’s severance payments and benefits are as follows:
•
Lump sum payment of $3,225,000, which is equal to two times the sum of her annualized base salary and target annual bonus under the STI Plan for 2020 (such amounts were not yet known for 2021, the year of Ms. Ladhani’s termination of employment, as of the Ladhani Separation Date), less applicable taxes and withholdings, payable within 60 days following her termination of employment;

•
Lump sum payment of $627,900, which is equal to the amount of the annual bonus earned but not yet paid for the 2020 fiscal year, paid at the time such bonuses were paid to active executive officers;

•
Prorated annual bonus for the 2021 fiscal year based on actual performance and payable at the time such bonuses are paid to other participants in the STI Plan;

•
Accrued vacation pay out in the sum of $11,538;

•
During the portion, if any, of the 18-month period following the Ladhani Separation Date that Ms. Ladhani timely elects COBRA coverage for herself, her spouse and eligible dependents, if any, monthly reimbursement for the difference between the group health plan continuation coverage premiums and the amount that active senior executive employees of the Company pay for similar coverage;

•
Deemed satisfaction of the service requirement for the 17,968 restricted shares granted to Ms. Ladhani on January 19, 2018 and the 52,282 restricted shares granted to Ms. Ladhani on January 19, 2019, in each case, under the 2016 Plan, such that such restricted shares remained outstanding and vested on January 19, 2021; and

•
Deemed satisfaction of the service requirement with respect to all PSUs granted to Ms. Ladhani under the 2016 Plan, such that such PSUs will remain outstanding and eligible to vest and become earned at the end of the applicable performance period based on actual performance achieved as of such date.

As described above, pursuant to Section 7.1(b) of Ms. Ladhani’s employment agreement, she is eligible to receive a prorated annual bonus for 2021, payable based on actual performance and at the time such bonuses are paid to other participants in the STI Plan. However, Ms. Ladhani’s employment terminated prior to the date on which 2021 target bonuses under the STI Plan were granted by the Compensation Committee, so no value for such benefit has been included in the below table.

The table below quantifies the value of the payments and benefits received by Ms. Ladhani in connection with her termination of employment.
Type of Benefit	Severance Payments($)
Cash Severance	3,225,000
2020 Actual Bonus	627,900
2021 Prorated Bonus	—
Vacation Pay Out	11,538
COBRA Subsidy(1)	—
Restricted Shares(2)	288,025
PSUs(3)	794,387
Total	4,946,850

(1)
While Ms. Ladhani would otherwise be eligible to receive reimbursement of a portion of her COBRA premiums for the 18-month period following the Ladhani Separation Date, no value is reported in this table for such benefit because Ms. Ladhani was not a participant in the Company’s group health plans as of the Ladhani Separation Date.

(2)
Because the Ladhani Separation Date was not a trading date, the amount in this column was calculated by multiplying the number of restricted shares for which the service requirement was deemed to have been satisfied as of the Ladhani Separation Date by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on the trading date immediately preceding the Ladhani Separation Date. The actual value received by Ms. Ladhani with respect to such awards was $409,558, which was determined by multiplying the number of restricted shares remained outstanding and vested on January 19, 2021 in accordance with the vesting schedule set forth in the applicable award agreements underlying such awards, by $5.83, the closing price of our Class A common stock as reported on the New York Stock Exchange on such date.

(3)
This amount was calculated by multiplying the number of PSUs for which the service requirement was deemed to have been satisfied as of the Ladhani Separation Date by $4.10, the closing price of our Class A common stock as reported on the New York Stock Exchange on the trading date immediately preceding the Ladhani Separation Date. The amount set forth in this table is based on actual performance as of the Ladhani Separation Date, but the actual number of PSUs earned would be determined at the end of each applicable performance period. As of the Ladhani Separation Date, the FCF-based PSUs granted in 2020 had reached target performance, but the PSUs granted in 2019 and the Relative ROA-based PSU granted in 2020 had not reached threshold performance, such that no value is associated with such PSUs for purposes of this table.

CEO Pay Ratio
Our CEO had annual total compensation for 2020 of $4,226,328, as reflected in the 2020 Summary Compensation Table (“CEO Compensation”). We estimate that the median of annual total compensation for 2020 for all employees of the Company and its consolidated subsidiaries as of December 31, 2020 (the “Determination Date”), excluding our CEO, was $77,645, which amount comprises all applicable elements of compensation for 2020 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of the CEO Compensation to the Median Annual Compensation was approximately 54:1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.
To identify the employee who received the Median Annual Compensation (the “Median Employee”), we measured annual base pay (consisting of regular base earnings and overtime) based on the final payroll period of the year ending on December 31, 2020, and annualized for 26 payroll periods, for 1,961 employees, representing all full-time, part-time, seasonal, temporary and contract employees (whose compensation is determined by the Company) of the Company and our consolidated subsidiaries as of the Determination Date. In determining the Median Employee, we also annualized compensation for employees who worked less than all of 2020 (other than temporary employees) based on reasonable assumptions and estimates relating to our employee compensation program, including new hires.

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee directors is critical to the future value of our growth and governance. In May 2020, we adopted a comprehensive director compensation policy for our non-employee directors, which consists of:
•
Annual cash retainer of $50,000;

•
Annual grants of restricted shares generally subject to a one-year vesting period with an aggregate value of $150,000 at the date of grant;

•
Supplemental retainer of $12,500 for the chair of each of the Audit Committee and Compensation Committee;

•
Supplemental retainer of $10,000 for the chair of the Nominating & Governance Committee; and

•
Supplemental retainer of $100,000 for the Chairman of the Board.

The director compensation policy remained unchanged from the policy in effect for 2019. However, in response to the economic impacts of the COVID-19 pandemic, each of our directors agreed to a 30% reduction from our standard cash and equity grants. Further Messrs. Delaney and Baldwin opted to forgo all cash awards for 2020. Mr. Schmitz opted for a 50% reduction in all cash and equity awards for 2020, including the supplemental Chairman fee.
Accordingly, on May 8, 2020, each of our non-employee directors received restricted stock awards under the 2016 Plan with an aggregate fair market value of approximately $105,000 (or in the case of Mr. Schmitz, $75,000) on the applicable date of grant. These restricted stock awards will vest on the first anniversary of the date of grant, May 8, 2021. As discussed above under “Compensation Discussion and Analysis — Other Compensation-Related Guidelines and Policies — Stock Ownership and Retention Guidelines,” our non-employee directors are subject to certain stock ownership and retention requirements.
All members of our Board are also be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of their services to us. Additionally, we purchase and maintain directors’ and officers’ liability insurance for, and provide indemnification to, each member of our Board.
2020 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John D. Schmitz	101,667	74,963	176,630
Robert V. Delaney(2)	22,517	104,948	127,465
David C. Baldwin	18,014	104,948	122,962
Douglas J. Wall	40,569	104,948	145,517
Richard A. Burnett	50,712	104,948	155,660
Keith Rattie	48,683	104,948	153,631
Troy W. Thacker	22,556	104,948	127,504
David A. Trice	40,569	104,948	145,517
Adam Klein(2)(3)	18,014	—	18,014

(1)
The amounts in this column reflect the aggregate grant date fair value of the restricted shares granted on May 8, 2020 to each of our non-employee directors, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation please see Note 11 to our consolidated and combined financial statements for the year ended December 31, 2020, which is included in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein. Each of our non-employee directors held 23,744 unvested restricted shares as of December 31, 2020. Additionally, the aggregate number of options held by certain of our non-employee directors as of December 31, 2020 is as follows: Mr. Wall, 37,507; Mr. Burnett, 5,334; Mr. Rattie, 19,770; and Mr. Trice, 17,434.

(2)
Mr. Delaney and Mr. Klein have assigned all rights, title and interests in the cash fees and stock awards listed in this table to Crestview Advisors, L.L.C.

(3)
On March 24, 2020, Mr. Klein notified the Board that he would not stand for reelection and retired from the Board effective May 8, 2020 such that he did not receive any stock awards during 2020.

STOCK PERFORMANCE GRAPH
Set forth below is a line graph comparing the cumulative total stockholder return for Select Energy Services, Inc. since its IPO on April 20, 2017 reflecting the Company’s Class A common stock, based on the market price of the Class A common stock and assuming reinvestment of dividends, with the cumulative total stockholder return of companies with the New York Stock Exchange Market Value Index (Select Energy’s broad equity market index) and the Philadelphia Stock Exchange Oil Service Sector Index.
COMPARISON OF CUMULATIVE TOTAL RETURN SINCE WTTR IPO
Among Select Energy Services, Inc., the NYSE Composite Index and the PHLX Oil Service Index
OTHER MATTERS
Management knows of no other business to be presented for action at the meeting. If other matters properly come before the meeting or any adjournment of the meeting, the persons named as proxies will vote upon them in accordance with their best judgment.
Householding Information
Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:
•
If the shares are registered in the name of the stockholder, the stockholder should contact Adam R. Law, Select’s Senior Vice President, General Counsel and Corporate Secretary, 1233 West Loop South, Suite 1400, Houston, Texas 77027, or via telephone at 713-235-9500, to inform us of his or her request; or

•
If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. The annual and quarterly reports and other reports and information are filed through the Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov. We will provide without charge to you, upon written or verbal request, a copy of the reports and other information filed with the SEC. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://investors.selectenergyservices.com.
Any requests for copies of information, reports or other filings with the SEC should be directed to Adam R. Law, Select’s Senior Vice President, General Counsel and Corporate Secretary, at 1233 West Loop South, Suite 1400, Houston, Texas 77027.
By Order of the Board of Directors,
Adam R. Law
Senior Vice President, General Counsel and
Corporate Secretary
Houston, Texas — March 24, 2021

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D32756-P50190 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SELECT ENERGY SERVICES, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect seven director nominees to the Board of Directors of Select Energy Services, Inc.:

Nominees:	For	Against	Abstain
1a. David C. Baldwin	☐	☐	☐
1b. Richard A. Burnett	☐	☐	☐
1c. Robert V. Delaney	☐	☐	☐
1d. John D. Schmitz	☐	☐	☐
1e. Troy W. Thacker	☐	☐	☐
1f. David A. Trice	☐	☐	☐
1g. Douglas J. Wall	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of Select Energy Services, Inc. for fiscal year 2021;	☐	☐	☐
3. To approve, by a non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D32757-P50190

SELECT ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 7, 2021 12:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) John D. Schmitz and Adam R. Law, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SELECT ENERGY SERVICES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM, local time on May 7, 2021 at 1233 West Loop South, Suite 600, Houston, Texas 77027, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side